UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under Section 240.14a-12
Ryman Hospitality Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2021
Dear Fellow Stockholder:
I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Ryman Hospitality Properties, Inc., which will be held at 11:00 a.m. eastern time on Thursday, May 13, 2021 at the Gaylord Palms Resort and Convention Center in Kissimmee, Florida. The doors will open at 10:30 a.m. eastern time. You may also attend our annual meeting virtually via the Internet at www.virtualshareholdermeeting.com/RHP2021. Additional information on how to participate in this year’s annual meeting virtually can be found on page 72. Our directors and management team will also be available to answer questions during the annual meeting.
We describe in detail the proposals to be introduced at the annual meeting in the attached Notice of Annual Meeting, Proxy Statement and proxy card. Our 2020 Annual Report to Stockholders, which is not a part of our proxy solicitation materials, is also enclosed.
We intend to conduct the annual meeting both in-person and virtually via the Internet. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the annual meeting entirely online (i.e., a virtual-only meeting), depending on public health and safety concerns and recommendations that public health officials may issue in light of the ongoing COVID-19 situation. We will issue a press release announcing any changes to the annual meeting, and we will also announce any changes on our proxy website, located at http://ir.rymanhp.com/proxy. We encourage you to check this website in advance if you plan to attend the annual meeting in person.
We encourage you to vote your shares prior to the annual meeting. You can ensure your shares are represented and voted at the annual meeting by promptly voting and submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card. Voting instructions are included on the enclosed proxy card. If you attend the annual meeting (whether in-person or virtually), you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the annual meeting and vote your shares in person.
Thank you for your continued interest in Ryman Hospitality Properties, Inc., and we look forward to seeing you at the annual meeting.
Sincerely,

Colin V. Reed
Chief Executive Officer & Chairman of the Board of Directors

Ryman Hospitality Properties, Inc.
Notice of Annual Meeting of Stockholders
Thursday, May 13, 2021 11:00 a.m. eastern time	Gaylord Palms Resort & Convention Center 6000 West Osceola Parkway Kissimmee, Florida 34746 and live via the Internet at www.virtualshareholdermeeting.com/RHP2021	Record Date The close of business March 26, 2021
Items of Business
•	To elect the eight (8) nominees identified in this proxy statement for a one-year term as directors;
•	To approve, on an advisory basis, our executive compensation;
•	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
•	To conduct any other business if properly raised.
You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or the Internet prior to the meeting, or you may vote at the meeting (either in-person or virtually).
Your vote is important to us. We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card in the envelope provided, or vote by calling the toll-free number or using the Internet — even if you plan to attend the annual meeting (either in-person or virtually). You may revoke your proxy at any time before the completion of voting for the annual meeting.
You will find instructions on how to vote beginning on page 8. Most stockholders vote by proxy and do not attend the annual meeting in person. However, you are entitled to attend the annual meeting if you were a stockholder of record or a beneficial holder as of the close of business on March 26, 2021, or if you are an authorized representative of any such stockholder or beneficial holder.
By Order of the Board of Directors of Ryman Hospitality Properties, Inc.,
Scott J. Lynn, Secretary
Nashville, Tennessee
April 7, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 13, 2021. This proxy statement and our 2020 annual report to stockholders are available on the internet at:

http://ir.rymanhp.com/proxy

On this site, you will be able to access this proxy statement, our 2020 annual report to stockholders and our annual report on Form 10-K for the fiscal year ended December 31, 2020, and all amendments or supplements (if any).

2021 NOTICE OF MEETING AND PROXY STATEMENT
Questions and Answers About How to Vote Your Shares	8
Proposals	12
Proposal 1: Election of the Eight (8) Nominees for Director Identified in this Proxy Statement	12
Proposal 2: Advisory Vote on Executive Compensation	17
Proposal 3: Ratification of Independent Registered Public Accounting Firm for 2021	18
Stock Ownership	30
Beneficial Ownership of Directors, Executive Officers and Large Stockholders Table	30

2021 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Discussion and Analysis	32
Executive Summary	32
Our Compensation Program	36
2020 Compensation Decisions	37
Other Compensation Information	44
2021 NEO Compensation	47
Human Resources Committee Report	48
Executive Compensation	49
2020 Summary Compensation Table	49
2020 Grants of Plan-Based Awards	51
2020 Grants of Plan-Based Awards Table	51
Outstanding Equity Awards at 2020 Fiscal Year End	53
Outstanding Equity Awards at 2020 Fiscal Year End Table	53
2020 Option Exercises and Stock Vested	55
2020 Option Exercises and Stock Vested Table	55
Other Compensation Information	56
Pension Benefits	56
Nonqualified Deferred Compensation	56
2020 Nonqualified Deferred Compensation Table	57
Potential Payments on Termination or Change of Control	58
Employment and Severance Agreements	58
Description of Potential Payments on Termination or Change of Control	58
Summary of Potential Payments on Termination or Change of Control	62
Summary of Actual Payments Made in Connection with Mr. Westbrook’s Resignation	63
Director Compensation	64
Cash Compensation	64
Equity-Based Compensation	64
Director Stock Ownership Guidelines	65
2020 Non-Employee Director Compensation Table	66

2021 NOTICE OF MEETING AND PROXY STATEMENT
Certain Transactions	67
Equity Compensation Plan Information	67
December 31, 2020 Equity Compensation Plan Information Table	67
Our Independent Registered Public Accounting Firm	68
Appointment of Ernst & Young LLP	68
Fee Information	68
Audit Committee Report	69
Submitting Stockholder Proposals and Nominations for 2022 Annual Meeting	71
Stockholder Proposals	71
Nominations of Board Candidates	71
Discretionary Voting of Proxies on Other Matters	72
Instructions for Attending the Annual Meeting Virtually	72
Appendix A – Reconciliation of Non-GAAP Financial Measures to GAAP Measures	A-1

2021 NOTICE OF MEETING AND PROXY STATEMENT
Page Intentionally Blank

2021 NOTICE OF MEETING AND PROXY STATEMENT
Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, so please read the entire proxy statement before voting. Additionally, for more complete information about our 2020 financial performance, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Ryman Hospitality Properties, Inc. Annual Meeting of Stockholders
Time and Date:	11:00 a.m., eastern time, May 13, 2021
Place:	Gaylord Palms Resort & Convention Center 6000 West Osceola Parkway Kissimmee, Florida 34746
Record Date:	March 26, 2021
Number of Common Shares Eligible to Vote at the Meeting (and Record Holders) as of the Record Date:	55,049,856 (785 holders of record)
Company Principal Executive Offices:	One Gaylord Drive Nashville, Tennessee 37214
Date of First Mailing of Proxy Statement and Accompanying Materials to Stockholders:	April 7, 2021
Voting Matters
	Matter	Board Recommendation	Page Reference
Proposal 1:	Election of the Eight (8) Nominees for Director Identified in this Proxy Statement	FOR each director nominee	12
Proposal 2:	Advisory Vote on Executive Compensation	FOR	17
Proposal 3:	Ratification of Independent Registered Public Accounting Firm for 2021	FOR	18
Director Nominees
Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Rachna Bhasin	48	2016	Founder/CEO, EQ Partners	Nominating & CG	Shutterstock, Inc.
Alvin Bowles Jr.	47	2017	VP, Global Marketing Solutions, Facebook, Inc.	Audit	—
Christian A. Brickman	56	—	President & CEO, Sally Beauty Holdings, Inc.	—	Sally Beauty Holdings, Inc.
Fazal Merchant	48	2017	Private Consultant	Audit	Meritor, Inc.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Patrick Moore	51	2015	EVP, North America Retail, Carter’s Inc.	Human Resources (Chair); Nominating & CG	The Interpublic Group of Companies
Christine Pantoya	51	2019	CFO, Omnichannel Acquisition Corp.	Audit	—
Robert Prather, Jr.	76	2009	President & CEO, Heartland Media, LLC	Audit (Chair); Human Resources	GAMCO Investors, Inc.; Southern Community Newspapers, Inc.
Colin Reed	73	2001	Chief Executive Officer and Chairman of the Board of Directors, Ryman Hospitality Properties, Inc.	—	First Horizon National Corporation
Board of Directors Matrix
The following matrix provides information about the director nominees (but does not include information about Michael Roth, who is not standing for re-election at the Annual Meeting), including certain types of knowledge, skills, experiences and attributes possessed by one or more of our director nominees which our Board believes are relevant to our business and operations. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our director nominees, and does not suggest that a director nominee who is not listed as having any particular knowledge, skill, experience or attribute is unable to contribute to the decision-making process in that area.
	Rachna Bhasin	Alvin Bowles	Christian Brickman	Fazal Merchant	Patrick Moore	Christine Pantoya	Robert Prather	Colin Reed
Knowledge, Skills and Experience
Public Company Board	•	•	•	•	•	•	•	•
Financial	•	•	•	•	•	•	•	•
Accounting			•	•			•	•
Strategic Planning	•	•	•	•	•	•	•	•
HR/Compensation				•	•		•	•
Operations	•	•	•	•	•	•		•
Corporate Governance			•				•	•
Media & Entertainment	•	•		•	•	•	•
Hospitality/REIT					•		•	•

2021 NOTICE OF MEETING AND PROXY STATEMENT
	Rachna Bhasin	Alvin Bowles	Christian Brickman	Fazal Merchant	Patrick Moore	Christine Pantoya	Robert Prather	Colin Reed
Demographics
Race/Ethnicity
African American		•
Asian/Pacific Islander	•			•
Hispanic/Latino
White/Caucasian			•		•	•	•	•
Gender
Female	•					•
Male		•	•	•	•		•	•
Board Tenure
Years	5	4	—	3	6	2	12	20
Independence
Independent Director	•	•	•	•	•	•	•
Company Highlights
Total Stockholder Return
The following table shows the company’s total stockholder return, or TSR(1), as compared to the S&P 500 Index and the FTSE NAREIT Equity REITs Index, over the last one, three and five years.

(1)
TSR is equal to stock price appreciation plus dividends, with dividends reinvested quarterly. For more information with respect to the comparison of our TSR with that of the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the applicable time periods, please see the Compensation Discussion and Analysis on page 32.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Financial Highlights
Our financial results in 2020 were significantly impacted by the COVID-19 pandemic, which resulted in the closure of our businesses for a significant period of time during the first half of 2020. We were able to re-open most of our businesses in the second half of 2020, but our operations for the remainder of the year were materially impacted by governmental restrictions on group meetings and live events, as well as customer sentiment relating to the pandemic. During 2020, in light of these conditions, our total revenue decreased approximately 67% from 2019 to $524.5 million, and we experienced:
•	a consolidated net loss of $460.8 million (as compared to consolidated net income of $128.3 million in 2019); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture(2) of ($44.3) million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of $479.4 million in 2019).

Our efforts in 2020 principally were focused on efforts to stabilize our businesses and our company’s financial condition as a result of the COVID-19 pandemic. These efforts included a significant focus on reducing the company’s monthly cash operating expenditures, as well as creating and implementing strategies for safely re-opening our businesses on a limited basis in light of the pandemic and with a further strategic focus in our hospitality business on rebooking cancelled group room nights in future years. We also suspended our quarterly dividend following payment of our first quarter 2020 dividend in a further effort to reduce our cash expenditures during 2020.
We believe that our efforts during 2020 will enable our company to successfully emerge from the pandemic as vaccines become widely available over the course of 2021 and the hospitality and entertainment sectors continue their recovery. We will continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2020 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 32.
Compensation Highlights
Objectives
In order to achieve our corporate strategic objectives and to attract, retain and motivate a team of qualified, talented and knowledgeable executives who are capable of performing their responsibilities, we design our executive compensation with the intent of providing competitive compensation programs which reward strong performance and limit compensation when our performance objectives are not achieved. We believe that our compensation programs provide a suitable balance between long- and short-term compensation and have an appropriate performance-based and “at risk” component.
(2)
Consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture is a non-GAAP financial measure. For a definition of consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture and a reconciliation of this non-GAAP financial measure to consolidated net income (loss) (the most comparable GAAP financial measure), and an explanation of why we believe consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture presents useful information to investors, see Appendix A.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Program Summary
The key elements of the compensation program for our named executive officers, or NEOs, which are described more fully in the Compensation Discussion and Analysis beginning on page 32, are:
Compensation Element	Key Characteristics	2020 Compensation Decisions	Percentage of 2020 Target Total Compensation(3)
Base Salary	• Fixed compensation. • Payable in cash • Reviewed annually and adjusted when appropriate.
Prior to the widespread outbreak of the COVID-19 pandemic in the United States, our CEO received a 10% increase in base salary, and our other NEOs (on average) received a 12.9% increase in base salary, for 2020. Our NEOs voluntarily agreed not to accept these base salary increases for 2020.

In addition, our NEOs voluntarily agreed to forego a portion of their base salaries during 2020, with these amounts being repaid to each active NEO in March 2021.

• 18.0% of our CEO’s target total compensation. • 28.5% of our other NEOs’ target total compensation (on average).
Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives.
No annual cash incentives were earned or paid based on our financial performance pursuant to the terms of our short-term cash incentive compensation plan for the 2020 fiscal year.

Each active NEO other than Mr. Reed was awarded a modest discretionary cash bonus for 2020 in recognition of their efforts to stabilize our businesses and financial condition following the outbreak of the COVID-19 pandemic. Mr. Reed voluntarily agreed to forego a cash bonus award for 2020.

• 26.6% of our CEO’s target total compensation. • 26.8% of our other NEOs’ target total compensation (on average).
Long-Term Equity Incentive Compensation	• Variable compensation. • Performance-based RSUs vesting over a three-year performance period. • Time-based RSUs vesting ratably over four years.
Annual long-term equity incentive compensation to our NEOs for 2020 was approximately 50% in the form of performance-based RSUs and 50% in the form of time-based RSUs.

No changes were made to these, or any previously-granted, RSU awards in 2020.
• 54.5% of our CEO’s target total compensation. • 43.2% of our other NEOs’ target total compensation (on average).
Executive-Level Perquisites	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	Our NEOs received only modest executive-level perquisites in 2020.	• 0.9% of our CEO’s target total compensation. • 1.6% of our other NEOs’ target total compensation (on average).
(3)
Calculated in the manner described in the Compensation Discussion and Analysis beginning on page 32. Average target total compensation for the other NEOs (excluding Mr. Reed, our CEO) presented in this proxy statement does not include Bennett Westbrook, our former EVP & Chief Development Officer, who resigned effective September 1, 2020.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Our Compensation Practices
We also are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. Some of these compensation practices are:
What We Do
✔
We Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation. In 2020, 53.7% of our CEO’s total target compensation, and 49.4% of our other NEOs’ target total compensation (on average) was performance-based.

✔
Our Performance-Based RSUs are Tied to TSR—The long-term performance-based awards to our NEOs are in the form of RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group and other comparable companies, and there is no minimum payout level associated with these awards (i.e., all of these awards are “at risk”). We believe these awards incentivize our NEOs and align the interests of our NEOs with our stockholders.

✔
We Hold an Annual Say on Pay Vote—Consistent with the views of our stockholders, initially expressed in 2011 and reaffirmed in 2017, we continue to conduct an annual “say-on-pay” advisory vote to solicit our stockholders’ views on our compensation programs.

✔	We Solicit Independent Compensation Advice—Our Human Resources Committee retains Aon, a leading independent compensation consultant.
✔
We Require Meaningful Levels of Stock Ownership by Our Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our executives (including 5x base salary for our CEO) and directors. All NEOs and non-employee directors are currently in compliance with the guideline applicable to them, after taking into account the applicable grace period for our recently appointed directors.

✔
We Have Implemented Meaningful Stock Retention Guidelines—Any officer or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any stock option exercise or RSU vesting.

✔	Relevant Peer Groups—We use representative and relevant peer groups when determining compensation.
What We Don’t Do
✘
We Don’t Provide Excessive Levels of Guaranteed Compensation—Our short-term cash incentive compensation plan and the terms of the performance-based RSUs issued to our NEOs (which are tied to TSR) do not have minimum payout levels. All of this compensation is performance-based and “at risk”. No annual cash incentives were paid to the NEOs based on our financial performance pursuant to the terms of our short-term cash incentive compensation plan for the 2020 fiscal year (and no adjustments were made to the terms of this plan as a result of the COVID-19 pandemic).

✘
We Don’t Make “Mid-Stream” Changes to Previously Granted Performance-Based RSU Awards—We believe as a general matter that once issued, changes should not be made the design of long-term performance-based RSU awards. Accordingly, no changes have been made to previously-granted performance-based RSU awards as a result of the impact of the COVID-19 pandemic.

✘
We Don’t Make “Single Trigger” Cash Payments Upon a Change of Control—The employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

✘	We Don’t Pay “Gross Ups” For Severance Payments—We do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.
✘
We Don’t Allow Hedging or Significant Pledging of Company Securities by Officers and Directors—Directors and executive officers are prohibited from engaging in hedging transactions designed to offset decreases in the market value of our securities, and directors and executive officers may not pledge a significant amount of company securities without prior approval.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance Highlights
Our Board of Directors has adopted governance policies that we believe are in the best interests of our stockholders, including:
•	Annual election of all directors.
•	Board refreshment and reduction in average board tenure.
•
On at least an annual basis, the Nominating and Corporate Governance Committee of our Board of Directors evaluates the Board’s composition to ensure that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term, or shorter term.

•
All of our independent director nominees other than Mr. Prather have joined our Board since 2015. Immediately following the Annual Meeting (assuming all director nominees are elected), the average tenure of our independent directors will be 5 years, as compared to 15 years in 2015, and the average age of our independent directors will be 55 years, as compared to 67 years in 2015.

•	Majority vote standard in uncontested elections.
•	Independent, involved and informed Board of Directors.
• All director nominees, other than our CEO, are independent.
•
All of our directors attended more than 75% of the meetings of the Board and those committees of which the director was a member in the aggregate during 2020. The independent director attendance at all Board and committee meetings in 2020 was 100%.

• Board orientation for new members and ongoing director education.
•
A diverse Board, with 50% of our current Board members being either female or racially/ethnically diverse, and with 50% of our director nominees for 2021 being either female or racially/ethnically diverse.

•	Independent Lead Director.
•	Independent Board committees.
• Our three active standing Board committees are comprised solely of independent directors.
•	Executive sessions of independent directors are held at each regularly scheduled Board meeting.
•	Annual Board and committee self-evaluations.
•	Board oversight of risk management.
•	No stockholder rights plan.
•	Common stock is the only class of voting securities outstanding.
•	Ongoing engagement with stockholders.
•	Commitment to Environmental, Social and Governance (“ESG”) considerations

2021 NOTICE OF MEETING AND PROXY STATEMENT
Questions and Answers
About How to Vote Your Shares
Below are instructions on how to vote, as well as information on your voting rights as a stockholder. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.
Q.
Who can vote at the Annual Meeting of Stockholders?
A.
At the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of common stock held by such stockholder close of business on March 26, 2021 (the record date).
Q.
How do I vote at the Annual
Meeting?
A.
Electronically. You may vote using the Internet or by phone.
To use the Internet, go to www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. eastern time on May 12, 2021 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. eastern time on May 11, 2021). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
To vote by phone, dial 1-800-690-6903 up until 11:59 p.m. eastern time on May 12, 2021 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. eastern time on May 11, 2021). Have your proxy card in hand when you call and then follow the instructions.
In Person or by Mail. If you hold the shares in your own name, you may also vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board.
Q.
How can I participate in the Annual Meeting virtually?
A.
You will be able to log into the virtual annual meeting platform by visiting www.virtualshareholdermeeting/RHP2021 and entering the control number found on your proxy materials. Stockholders participating virtually will also be able to submit questions via the virtual meeting platform and to vote their shares. See page 72 for more information on how to participate in this year’s annual meeting virtually.
Q.
What is the purpose of the Annual Meeting?
A.
At the Annual Meeting, you and your fellow stockholders will vote on the following matters:
Proposal	Matter
1	Election of the eight (8) nominees for director identified in this proxy statement
2	Avisory vote on executive compensation
3	Ratification of independent registered public accounting firm for 2021
You and your fellow stockholders will also be asked to transact any other business that may property come before the meeting or any adjournment or postponement.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Q.
What if my shares are held in “street name” by a broker?
A.
If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, your shares will be counted as “broker non-votes”.
Q.
What shares are included on my proxy card?
A.
Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to our 401(k) plan.
Q.
Which matters to be presented at the Annual Meeting are discretionary items and may be voted on by a broker?
A.
A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker, bank or other nominee on discretionary items in the absence of voting instructions given by you.
The matters presented in Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote on Executive Compensation) are not considered routine under the rules of the NYSE. Therefore, brokers, banks or other nominees will not have the ability to vote shares held in street name with respect to those proposals unless the broker, bank or other nominee has received voting instructions from the beneficial owner of the shares held in street name. Broker non-votes will not impact the outcome of Proposals 1 or 2. It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held in street name by a broker, bank or other nominee so that you are able to vote with respect to Proposals 1 or 2.
Proposal 3 (Ratification of Independent Registered Public Accounting Firm) is considered routine and therefore may be voted upon by your broker, bank or other nominee if you do not give instructions for the shares held in street name by your broker, bank or other nominee. If any other matter that properly comes before the meeting is not considered routine under the rules of the NYSE, broker non-votes will not impact the outcome of this matter.
Q.
How many shares must be present to hold the Annual Meeting?
A.
The holders of a majority of the shares of our common stock outstanding on the record date, or 27,524,929 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “abstain,” as well as shares that are counted as broker non-votes, will be counted as shares that are present for purposes of determining the presence of a quorum.
Q.
What if a quorum is not present at the Annual Meeting?
A.
If a quorum is not present at the scheduled time of the meeting, we may adjourn the meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment.
We also may adjourn the meeting if for any reason the Board determines that adjournment is necessary or appropriate to enable our stockholders to (i) consider fully information which the Board determines has not been sufficiently or timely available to stockholders

2021 NOTICE OF MEETING AND PROXY STATEMENT
or (ii) otherwise effectively exercise their voting rights. An adjournment will have no effect on the business that may be conducted at the meeting.
Q.
How does the Board recommend I vote on each of the proposals?
A.
The Board recommends that you vote as follows on each of the following proposals:
Proposal	Matter
1	FOR election of the eight (8) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR ratification of independent registered public accounting firm for 2021
Q.
How do I change my vote?

A.
You can revoke your proxy at any time before the meeting by:
•	Submitting a later-dated proxy card by mail or transmitting new voting instructions via internet or phone;
•	Giving written notice to Scott J. Lynn, our corporate secretary, stating that you are revoking your proxy; or
•	Attending the meeting either in-person or virtually and voting your shares.
If you hold your shares in “street name” your broker, bank or other nominee will provide you with instructions on how to revoke your proxy.
Q.
Who will count the votes?

A.
Representatives of Broadridge will count the votes and act as the independent inspector of elections.
Q.
How are shares in the Company’s 401k plan voted?
A.
401(k) plan participants may vote the shares held under the plan in their name by signing and returning the proxy card you received no later than May 11, 2021. Your vote will be confidential, and the plan trustee will direct your vote in the manner you indicate. The voting results for all shares in the plan will be tabulated for all participants and reported on an aggregate basis. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instructions are not received before the meeting (or later revoked) the shares will be considered unvoted. All unvoted shares will be voted at the meeting by the plan trustee in direct proportion to the voting results of plan shares for which proxies are voted.
Q.
What if I send in my proxy card and do not specify how my shares are to be voted?
A.
If you send in a signed proxy card but do not give any voting instructions, your shares will be voted as follows on each of the following proposals:
Proposal	Matter
1	FOR election of the eight (8) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR ratification of independent registered public accounting firm for 2021
Q.
How will the proxies vote on any other business brought up at the Annual Meeting?
A.
We are not aware of any other business to be considered at the meeting other than the proposals described in this proxy statement. If any other business is properly presented at

2021 NOTICE OF MEETING AND PROXY STATEMENT
the meeting, your signed proxy card authorizes Colin V. Reed, Robert Prather and Scott J. Lynn to use their discretion to vote on these other matters.
Q.
What are my voting options on Proposal 1 (Election of Directors)?
A.
You may:
•	Vote FOR all of the director nominees;
•	Vote FOR specific director nominees;
•	Vote AGAINST all director nominees;
•	Vote AGAINST specific director nominees;
•	ABSTAIN from voting with respect to all of the director nominees; or
•	ABSTAIN from voting with respect to specific director nominees.
A nominee will be elected as a director if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). Proxies may not be voted for more than eight (8) directors, and stockholders may not cumulate votes in the election of directors. See “Majority Voting Standard for Director Elections” below for the effect of a director nominee failing to receive the required majority vote in an election.
Q.
What are my voting options on the other proposals?
A.
When voting on either Proposal 2 (Advisory Vote on Executive Compensation) or Proposal 3 (Ratification of Independent Registered Public Accounting Firm), you may:
•	Vote FOR the proposal;
•	Vote AGAINST the proposal; or
•	ABSTAIN from voting.
If you abstain from voting on Proposal 2 or Proposal 3, your shares will be counted as present in person or represented by proxy and entitled to vote on such proposal, and thus the abstention will have the same effect as a vote AGAINST such proposal.
Q.
Is my vote confidential?

A.
Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless a proxy solicitation is contested, you write comments on the proxy card, or you authorize disclosure of your vote. However, we may confirm whether a stockholder has voted or take other actions to encourage voting.
Q.
How many votes are required to approve each proposal?
A.
The following votes will be required to approve each proposal:
Proposal	Vote Required
1 (Election of the eight (8) nominees for director statement)	Votes cast “FOR” must exceed votes cast “AGAINST” any nominee (abstentions and broker non-votes will not be counted as votes cast for or against)
2 (Advisory vote on executive compensation)	Majority of shares entitled to vote and present in person or by proxy
3 (Ratification of independent registered public accounting firm)	Majority of shares entitled to vote and present in person or by proxy

2021 NOTICE OF MEETING AND PROXY STATEMENT
Proposals
Proposal 1 (Election of the Eight (8) Nominees for Director Identified in this Proxy Statement)
The information below about the business background of each nominee for director has been provided by each nominee. All nominees other than Christian Brickman are currently directors. Incumbent director Michael Roth (whose information is provided below) intends to retire as a director, and will not stand for re-election, effective as of the Annual Meeting. Mr. Roth is not retiring as a result of any disagreement with the Company. As described on page 24, we intend to appoint Mr. Roth as a director emeritus for an initial one-year term following his retirement as a director. In case any nominee is not available to serve as a director, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.
The Board may also choose to reduce the number of directors to be elected at the meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2022 or until his or her respective successor is otherwise duly elected and qualified, or until his or her earlier resignation or removal. The names of the nominees for director, along with their present positions, their principal occupations, current directorships held with other public companies, as well as directorships with other public companies during the past five years, their ages and the year first elected as a director, are set forth below. Individual qualifications, experiences and skills that contribute to the Board’s effectiveness as a whole, as determined by the Nominating and Corporate Governance Committee, are also described below.
Incumbent Directors Standing for Re-Election
Rachna Bhasin

Founder/Chief Executive Officer, EQ Partners, a private consulting firm, since January 2019. Ms. Bhasin has also served as a director of Clearview Media Acquisition Corp., a special-purpose acquisition company (“SPAC”) with a stated focus of acquiring media and technology companies, since March 2021. From October 2015 to January 2019, Ms. Bhasin served as Chief Business Officer of Magic Leap, Inc., a digital technology company. Prior to such time, Ms. Bhasin was Senior Vice-President of Corporate Strategy and Business Development at media company SiriusXM Radio, a position she had held since 2010. From 2007 until 2010 Ms. Bhasin was General Manager, Strategic Partnerships and Personalization at technology company Dell, Inc., and from 2004 to 2007 she served as Vice President of Business Development at the media company EMI Music, North America.

Qualifications: Ms. Bhasin’s experience in the technology and media industries provide her with a unique perspective on our challenges and opportunities.

Current Directorships: Shutterstock, Inc.

Former Directorships: None

Age: 48

Director since: 2016

2021 NOTICE OF MEETING AND PROXY STATEMENT
Alvin Bowles Jr.

Vice-President, Global Marketing Solutions, Facebook, Inc., a technology company, since January 2020; Head of Global Publisher Sales and Operations, Facebook, October 2015 to January 2020; CEO of media company GrabMedia, March 2011 to September 2015; SVP, Integrated Marketing & Brand Solutions, of media company BET, April 2007 to December 2010; Vice President Sales, Publisher, AOL Black Voices, of media and technology company AOL, April 2005 to April 2007; Vice President, Global Media Group, of entertainment company Time Warner Inc., January 2004 to April 2005.

Qualifications: Mr. Bowles brings operating experience in large, complex organizations as a result of his service as a senior executive of public and private companies, including those with a focus on digital media and technology.

Current Directorships: None

Former Directorships: None

Age: 47

Director since: 2017

Fazal Merchant

Private Consultant, since September 2020; Director, asset management firm Ariel Investments, LLC, since March 2021; Co-Chief Executive Officer of Tanium, a privately-held endpoint security and systems management company, from June 2019 to September 2020; Chief Operating Officer and Chief Financial Officer of Tanium, May 2017 to June 2019; Consultant to WndrCo, a new media and technology company, December 2016 to May 2017; Chief Financial Officer, media company DreamWorks Animation SKG, September 2014 to September 2016; Chief Financial Officer, media company DirecTV Latin America, December 2013 to September 2014; SVP, Treasurer & Corporate Development, media and technology company DirecTV, July 2012 to April 2014; Managing Director, Head of Global Industrials Group, Americas, financial services company Royal Bank of Scotland, January 2011 to July 2012.

Qualifications: Mr. Merchant brings operating and financial experience in large, complex organizations as a result of his service as a senior executive in public and private companies.

Current Directorships: Meritor, Inc.

Former Directorships: None

Age: 48

Director since: 2017

Patrick Moore

EVP, North America Retail, Carter’s Inc., a branded marketer of apparel and related products, since December 2019; EVP, Strategy & Global Business Development at Carter’s, February 2019 to December 2019; EVP, Strategy & Business Development at Carter’s, August 2017 to February 2019; Executive Vice President, Chief Strategy and Corporate Development Officer, YP Holdings, a privately-held media and advertising company, June 2013 until July 2017; Principal, McKinsey & Company, a management consulting firm, September 2001 to May 2013.

Qualifications: Mr. Moore's work experiences provide him with a unique perspective on the challenges and opportunities faced by our Entertainment business segment. Mr. Moore also has expertise in the hospitality segment as a result of his service as a management consultant.

Current Directorships: The Interpublic Group of Companies

Former Directorships: None

Age: 51

Director since: 2015

2021 NOTICE OF MEETING AND PROXY STATEMENT
Christine Pantoya

Chief Financial Officer, Omnichannel Acquisition Corp., a recently-formed SPAC with a stated focus of acquiring technology-enabled cross-channel retail and consumer service businesses, since October 2020; and Chief Commercial Officer and Head of Strategy, FANchise, an integrative fan-controlled sports league, since July 2020. Ms. Pantoya has also served as Non-Executive Partner, Delta Partners Group, an investment and advisory firm, since June 2019. Ms. Pantoya has also served as a senior advisor to multiple early-stage companies since January 2019. From January 2015 to October 2018, Ms. Pantoya served as SVP & Head of Mobile & Direct-to-Consumer for the National Basketball Association, a professional sports league. From April 2012 to January 2015, Ms. Pantoya served as VP of Corporate Development and Strategy for telecommunications company Verizon Communications. Prior to such time, Ms. Pantoya served in a variety of roles for tele-communications companies Cox Communications, Enhanced Wireless, Clearwire, and Sprint Nextel.

Qualifications: Ms. Pantoya’s current roles as an operating executive with a recently formed SPAC focusing on technology-enabled businesses and with a new media and entertainment venture provide her with insights on the challenges and opportunities faced by our Entertainment business segment.

Current Directorships: None

Former Directorships: None

Age: 51

Director since: 2019

Robert Prather, Jr.

President and Chief Executive Officer, Heartland Media, LLC, a television broadcasting company, since June 2013; President and Chief Executive Officer, Allen Media Broadcasting, a television broadcasting company, since February 2020; President and Chief Operating Officer, Gray Television, Inc., a television broadcasting company, September 2002 to June 2013; Executive Vice President, Gray Television, Inc., 1996 to September 2002; Chief Executive Officer, Bull Run Corporation (now Southern Community Newspapers, Inc.), a media and publishing company, 1992 to December 2005.

Qualifications: Mr. Prather’s history as a chief executive officer of media companies provides financial expertise, as well as operating experience in the media and entertainment industries. Mr. Prather also has considerable corporate governance experience through his service on the boards of other public companies.

Current Directorships: GAMCO Investors, Inc.; Southern Community Newspapers, Inc.

Former Directorships: Diebold Nixdorf, Inc.

Age: 76

Director since: 2009

2021 NOTICE OF MEETING AND PROXY STATEMENT
Colin Reed

Chairman of our Board since May 2005; our Chief Executive Officer since April 2001; our President from November 2012 to March 2015 and from April 2001 to November 2008; Member, three-executive Office of the President, Harrah’s Entertainment, Inc., a gaming company, May 1999 to April 2001; Chief Financial Officer, Harrah’s Entertainment, Inc., April 1997 to April 2001. Mr. Reed served in a variety of other management positions with Harrah’s Entertainment, Inc. and its predecessor, hotel operator Holiday Corp., from 1977 to April 1997.

Qualifications: Mr. Reed’s day-to-day leadership as Chairman of our Board and CEO, as well as his many years of experience in the hospitality industry, provides him with deep knowledge of our operations and gives him unique insights into our challenges and opportunities.

Current Directorships: First Horizon National Corporation

Former Directorships: None

Age: 73

Director since: 2001

Director Nominee
Christian A. Brickman

President and Chief Executive Officer, Sally Beauty Holdings, Inc., a consumer products company, since February 2015; President and Chief Operating Officer, Sally Beauty, June 2014 to February 2015; President of Kimberly-Clark International, a subsidiary of consumer products company Kimberly-Clark Corporation, May 2012 to February 2014; President of Kimberly-Clark Professional, a Kimberly-Clark subsidiary, August 2010 to May 2012; Chief Strategy Officer of Kimberly-Clark, 2008 to 2010. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in the Dallas, Texas office of McKinsey & Company, a management consulting firm.

Qualifications: Mr. Brickman’s experience as chief executive officer of a public company and as a senior officer of a large multi-national corporation brings managerial and operational experience.

Current Directorships: Sally Beauty Holdings, Inc.

Former Directorships: None

Age: 56

Incumbent Director Not Standing for Re-election
Michael I. Roth

Executive Chairman (since January 2021), The Interpublic Group of Companies, a global marketing services company; Chairman (from July 2004 to January 2020) and Chief Executive Officer (from January 2005 to January 2020), The Interpublic Group of Companies; Chairman of the Board and Chief Executive Officer, The MONY Group Inc. (and its predecessor entities), a financial services company, 1997 to 2004.
Current Directorships: The Interpublic Group of Companies (executive chairman); Pitney Bowes, Inc. (non-executive chairman) Former Directorships: None Age: 75 Director since: 2004

2021 NOTICE OF MEETING AND PROXY STATEMENT
Board Meetings in 2020 and Director Attendance
In 2020 the Board met 6 times. All directors attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member in the aggregate during 2020.
Company Voting Recommendation
The Board unanimously recommends that our stockholders vote FOR each of our nominees.
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. A director nominee will be elected to the Board only if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). If an incumbent nominee for director fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board.
In the event any incumbent nominee for director does not receive the requisite majority vote, our Corporate Governance Guidelines and Bylaws provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding how to act upon the tendered resignation to the full Board, in light of the best interests of the company and its stockholders. The full Board will then act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose its decision regarding the tendered resignation and its rationale within 90 days of the certification of the election results. If the Board accepts the resignation, the nominee will no longer serve on the Board. If the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 2 (Advisory Vote on Executive Compensation)
We are asking stockholders to cast an advisory (non-binding) vote on our executive compensation for our named executive officers, or NEOs. Please read the Compensation Discussion and Analysis beginning on page 32 and the related compensation tables and narrative discussion appearing on pages 49 through 57, which provide more information on the compensation paid to our NEOs for 2020.
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. Our efforts in 2020 principally were focused on efforts to stabilize our businesses and our company’s financial condition as a result of the COVID-19 pandemic. These efforts included a significant focus on reducing the company’s monthly cash operating expenditures, as well as creating and implementing strategies for the re-opening of our businesses on a limited basis in light of the pandemic.
We believe that our efforts during 2020 will enable our company to successfully emerge from the pandemic as vaccines become widely available over the course of 2021 and the hospitality and entertainment sectors continue their recovery. We will continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2020 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 32.
Company Voting Recommendation
For the reasons discussed above and in the Compensation Discussion and Analysis beginning on page 32, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.”
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this matter. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the proposal. Broker non-votes will not impact the outcome of this matter. While this vote is advisory and therefore not binding on us, our Board and our Human Resources Committee value the opinions of our stockholders and will take into consideration the outcome of this vote when making future decisions regarding our executive compensation programs. The Board unanimously recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 3 (Ratification of Independent Registered Public Accounting Firm for 2021)
Proposal 3 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the 2021 fiscal year. You can find more information about our relationship with Ernst & Young LLP on page 68 of this proxy statement.
Proposal 3 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the 2021 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.
Company Voting Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.
The Board and the Audit Committee unanimously recommend that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Company Information

Corporate Governance
Our business is managed under the direction of our Board of Directors. The Board delegates the conduct of the business to our senior management team. The Board held 6 meetings during 2020. All directors attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member in the aggregate during 2020.
We have adopted Corporate Governance Guidelines governing the conduct of our Board. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are all posted on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).
We have also adopted a Code of Business Conduct and Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our directors, principal executive officer, principal financial officer or principal accounting officer) at this location on our website.
We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Business Conduct and Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
Board Leadership Structure
The Board believes that Mr. Reed’s service as both Chairman of the Board and CEO is in the best interests of the company and its stockholders. Mr. Reed possesses a detailed knowledge of our industry as well as an understanding of both the opportunities and challenges we face. The Board thus believes that Mr. Reed is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the company. The Board also believes that Mr. Reed’s combined role ensures clear accountability, enhances our ability to articulate our strategy and message to our employees, stockholders and business partners and enables decisive overall leadership.
The Board has determined that it is also important to have an Independent Lead Director who will play an active role and oversee many of the functions that an independent chair would otherwise perform. The Board has adopted a description of the duties of the Independent Lead Director, which is posted on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). Pursuant to this description, the Chairman of the Nominating and Corporate Governance Committee serves as the company’s Independent Lead Director, and that individual is currently Michael Roth. The Company expects that following the Annual Meeting Robert Prather will be appointed as the Company’s Independent Lead Director.
Some of the primary functions of the Independent Lead Director are:
•
To call, convene and chair meetings of the non- management directors or independent directors and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the CEO;

•	To coordinate and develop the agenda for and chair executive sessions of the independent directors;
•	To coordinate feedback to the CEO on behalf of independent directors regarding business issues and management;
•	To be available, as appropriate, for direct communication with major stockholders who request such a communication; and

2021 NOTICE OF MEETING AND PROXY STATEMENT
•
To perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chairman of the Board.

Each of the directors other than Mr. Reed is independent, and the Board believes that the independent directors coupled with the Independent Lead Director provide effective oversight of management. Our non-management directors meet regularly in scheduled executive sessions, and the Independent Lead Director presides at these executive sessions. Following an executive session of our non-management directors, the Independent Lead Director acts as a liaison between the non-management directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and committee meetings, and coordinates with the Chairman regarding information to be provided to our non-management directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.
Although we believe that the combination of the Chairman and CEO roles is appropriate in the current circumstances, the Board retains the authority to modify our current combined CEO/Chairman structure to best address our circumstances, if and when appropriate.
Board Attendance at Annual Meeting
We strongly encourage each member of the Board to attend the Annual Meeting of Stockholders. Due to the timing of the 2020 Annual Meeting in light of the pandemic, we were unable to conduct the annual meeting virtually in a timely manner that would have complied with Delaware law. As a result, the 2020 Annual Meeting was held in person, although interested parties were able to listen to the meeting via the teleconference line that was provided to the public in advance of the meeting. Due to the pandemic and the resulting government restrictions on gatherings in public and private places, including gatherings such as the 2020 Annual Meeting, then in place in Davidson County, Tennessee, we were unable to invite our independent directors to attend the meeting in person. Accordingly, none of our directors, other than Mr. Reed, were able to formally attend the 2020 Annual Meeting. However, all of our directors listened to the 2020 Annual Meeting of Stockholders via the teleconference line described above.
As described on page 72, the company plans to host the Annual Meeting in a “hybrid” format, with attendees expected to be able to formally attend the upcoming Annual Meeting either in-person or virtually. The company currently expects all directors to be in formal attendance at the Annual Meeting.
Independence of Directors
Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2021. Our Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also from the standpoint of persons or organizations with which the director has an affiliation. In making its determination, the Board adheres to the requirements of, and applies both the objective and subjective standards set forth by, the NYSE (as set forth in Section 303A.02 of the NYSE listed company manual), as well as the requirements and standards of the SEC and other applicable laws and regulations.
During this review, the Board considered whether there are or have been any transactions and relationships between each director, or any member of his or her immediate family, and the company and its subsidiaries and affiliates. The Board also examined whether there are or have been any transactions and relationships between the incumbent directors, or their affiliates, and members of the company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent. The Board concluded that no such transactions existed during the relevant period. As a result of this review, the Board affirmatively determined that, with the exception of Colin Reed, all of our incumbent directors are independent of the company and its management.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Committees of the Board
The Board maintains 3 standing committees, an Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, to facilitate and assist the Board in the execution of its responsibilities.
Audit Committee
The current members of the Audit Committee are Robert Prather (Chair and Financial Expert), Alvin Bowles, Fazal Merchant (Financial Expert) and Christine Pantoya.
The committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The committee is responsible for, among other things:
•
overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	meeting with our independent registered public accounting firm and with our director of internal audit concerning, among other things, the scope of audits and reports;
•	reviewing the work programs of our independent registered public accounting firm and the results of its audits; and
•	assessing our risk assessment and risk management policies.
The Board has determined that all the members of the committee are financially literate pursuant to the NYSE rules. The Board also has determined that Mr. Merchant and Mr. Prather are “audit committee financial experts” within the meaning stipulated by the SEC.
In 2020, the committee met 7 times.
Human Resources Committee
The current members of the Human Resources Committee are Patrick Moore (Chair), Robert Prather and Michael Roth.
The committee is responsible for, among other items:
•	reviewing and approving all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;
•
reviewing and approving annually the corporate goals and objectives relative to the CEO’s compensation, evaluating the CEO’s performance in light of those objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing, approving and administering, and granting awards under, cash- and equity-based incentive plans; and
•	reviewing and approving compensation for executive officers and directors (subject to, in the case of director compensation, approval by the full Board).
The committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team to allow such grants to be made in a timely manner, as the committee generally only meets on a quarterly basis. Equity grants under this delegation of authority may only be made as initial equity grants to newly hired executives (other than officers subject to Section 16 of the Securities Exchange Act of 1934) and on the same terms and conditions as were applied by the committee in its most recent prior equity grants. In addition, equity grants under this delegation of authority to any one executive are limited to 6,250 RSUs and must be ratified by the committee.
The committee has engaged Aon as its compensation consultant since 2013. The committee has determined that no conflict of interest exists between Aon and the company (including the company’s Board members and company management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. In 2020 neither Aon nor any affiliate of Aon provided any services to the company or its affiliates apart from its engagement by the committee described above.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Aon assisted the committee in determining if its strategies and plans were advisable based on our current financial position and strategic goals, as well as developments in corporate governance and compensation design. At the committee’s request, Aon also performed several analyses, including updates to the executive salary structure and modeling of executive compensation levels at different levels of company performance, to assist the committee in its review.
For additional information regarding the committee’s processes and procedures for considering and determining executive compensation, including the role of executive officers in determining the amount or form of executive compensation, see Compensation Discussion and Analysis below.
In 2020, the committee met 4 times.
Compensation Committee Interlocks and Insider Participation
The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors. In addition, there are no relationships among our executive officers, members of the committee or entities whose executives serve on the Board or the committee that require disclosure under applicable regulations of the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Michael Roth (Chair), Rachna Bhasin and Patrick Moore.
The committee is responsible for, among other things:
•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;
•	developing and recommending changes and modifications to our corporate governance guidelines and our code of conduct to the Board;
•	monitoring and enforcing compliance with our corporate governance guidelines, certain provisions of our code of conduct and other policies;
•	monitoring and overseeing our ESG program; and
•	advising the Board on corporate governance matters, including as appropriate obtaining updates on corporate governance developments from professional advisors.
In 2020, the committee met 4 times.
A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the committee to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.
The committee annually reviews with the Board the company’s “Statement of Expectations of Directors.” This review includes an assessment of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to actively participate in Board discussions and exemplify the highest standards of personal and professional integrity. In particular, the committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our businesses.
While our Corporate Governance Guidelines do not prescribe specific diversity criteria for selection of directors, as a matter of practice, the committee considers diversity in the context of the Board as a whole and takes into account diversity, including the personal characteristics (such as gender, ethnicity or age) and experience (such as industry, professional or public service) of current and prospective directors, when selecting new directors to facilitate Board deliberations that reflect a broad range of viewpoints. The committee’s charter gives it responsibility to develop and recommend criteria for the selection of new directors to the Board, including but not limited to diversity, age, skills, experience, time availability and such other criteria as the committee shall determine to be relevant at the time.
The committee also considers the impact of any changes in the employment of existing directors. In this regard, if a director changes employment, the director is required to submit a letter of resignation to the committee. The committee then reviews the director’s change of employment and determines whether the

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director’s continued service on the Board would be advisable as a result of such change. After completing this evaluation, the committee makes a recommendation to the full Board as to whether to accept the director’s resignation, and the Board makes a final determination of whether to accept the director’s resignation.
The committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. From time the time the committee may also engage a third party search firm to identify prospective Board members. The committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth in Submitting Stockholder Proposals and Nominations for 2022 Annual Meeting beginning on page 71.
Once the committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The committee then evaluates the prospective nominee against the following standards and qualifications:
•	the ability of the prospective nominee to represent the interests of our stockholders;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and
•	the extent to which the prospective nominee contributes to the range of knowledge, diversity, skill and experience appropriate for the Board.
The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, will interview the prospective nominee in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to whether this prospective nominee and any other prospective nominees should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.
Mr. Brickman was initially identified to the committee as a potential director nominee by an existing director, Patrick Moore. After a review of the qualifications, expertise and experience of Mr. Brickman and other candidates, the committee ultimately recommended to the full Board that Mr. Brickman become a nominee for director.
New directors participate in an orientation program that includes discussions with senior management, their review of background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.
Majority Voting Standard for Director Elections
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. Under these provisions, any director nominee in an uncontested election will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present (with abstentions and broker non-votes not counted as votes cast either for or against such election). In addition, under our Corporate Governance Guidelines, each director agrees, by serving as a director or by accepting nomination for

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election as a director, that if while serving as a director he or she fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board, as described below.
In the event any incumbent director nominee does not receive the requisite majority vote, our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding the director’s resignation to the full Board and will evaluate the resignation in light of the best interests of the company and its stockholders in determining whether to recommend accepting or rejecting the tendered resignation, or whether other action should be taken. Thereafter, the Board will act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days of the certification of the election results. In such event, if the Board accepts the resignation, the nominee will no longer serve on the Board, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.
Director Refreshment
The Board of Directors does not believe in imposing term limits or a mandatory retirement age as such policies may result in the loss of experienced directors who have developed expertise and insights into the Company’s business, strategy and industry. The Board recognizes the importance of an appropriate balance of experience and fresh perspectives and considers the overall mix of age and tenure on the Board. The Nominating and Corporate Governance Committee evaluates, at least annually, the Board’s composition to ensure that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness.
The Board intends to maintain an orderly turnover of members of the Board over time, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term, or shorter term.
Prior to 2020, the Board had maintained in effect a mandatory director retirement policy, which required non-management directors reaching the age of 75 to either (at the option of the director): (1) retire effective as of the date of the annual meeting of stockholders next following the director’s 75th birthday; or (2) not stand for re-election at the next annual meeting of stockholders. Given the recent completion of the Board’s multi-year refreshment process, pursuant to which all of our independent directors other than Mr. Prather have been added to the Board since 2015, and in light of the challenges the company is currently facing due to the COVID-19 pandemic, the Board believes it is in the best interests of the company to move away from a strict director age or tenure limit and to incorporate the holistic review process described above.
Director Emeritus Program
Our Board has created a director emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as director emeritus for one or more one-year terms following the director’s retirement. A director emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but may not vote, be counted for quorum purposes or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director. The Board currently anticipates appointing Michael Roth as a director emeritus for an initial one-year term following Mr. Roth’s retirement as a director, effective as of the 2021 Annual Meeting.
CEO Pay Ratio
The Dodd-Frank Act requires that we disclose the ratio of CEO pay in 2020 to the median employee pay of all our employees, other than the CEO, calculated in accordance with Item 402(u) of SEC Regulation S-K. In making this calculation, we first identified the company’s median employee by examining the 2020

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total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis (for purposes of this calculation, a total of 986 employees). We did not make any assumptions, adjustments or estimates with respect to total cash compensation, except that we annualized the compensation for all full- and part-time employees who were not employed by us for all of 2020. We selected total cash compensation for all employees as our compensation measure because we do not widely distribute annual equity awards to employees. We then identified the company’s median employee based on total cash compensation, and we determined that such median employee served as a ticketing representative in our Entertainment business segment and averaged an approximately 36-hour work week during 2020.
As required by SEC rules, for purposes of calculating the pay ratio, pay for the median employee and for our CEO were determined using the methodology set forth in our 2020 Summary Compensation Table on page 49 below. Using this methodology, we determined that a reasonable estimate of the 2020 total compensation of our median employee was $19,135 and that the total compensation of our CEO was $4,443,270.
In addition to the pay ratio disclosure required by the Dodd-Frank Act, we believe that it is also important to take into consideration:
•
the nature of our overall employee base, which contains a small number of full-time employees dedicated to our hospitality REIT business segment and a larger number of full- and part-time employees working in our Entertainment business segment (with many of our part-time employees only working a few hours each week at various times to service the numerous concerts and other events at our entertainment venues); and

•	the fact that, unlike many chief executives, our CEO oversees two lines of business, a hospitality REIT and an entertainment operating company.
As a result, we believe that it is appropriate to also provide two additional supplemental calculations that reflect the pay ratio of the total compensation of our CEO to (1) the total compensation of the median of all full-time employees, and (2) the total compensation of the median of the full-time employees of our REIT entity (comprising our Hospitality business segment).
Accordingly, we determined that the following were reasonable estimates of the pay ratio required to be disclosed by Item 402(a) of SEC Regulation S-K, as well as the supplemental pay ratios described above:
Dodd-Frank Act Pay Ratio Information
CEO to Median Employee Pay Ratio (Calculated in Accordance with Item 402(u) of SEC Regulation S-K)	232:1
Supplemental Pay Ratio Information(1)
CEO to Median Employee Pay Ratio (Full-Time Employees Only)(2)	91:1
CEO to Median Employee Pay Ratio (Full-Time REIT Employees Only)(3)	41:1
(1)
The supplemental ratios listed above were calculated based on the total compensation paid to our CEO and to the median employees identified above using the methodology set forth in our 2020 Summary Compensation Table on page 49 below.

(2)
For purposes of calculating this supplemental pay ratio, only full-time employees of the company as of December 31, 2020 (a total of 475 employees) were included in the determination of the median company employee.

(3)
For purposes of calculating this supplemental pay ratio, only full-time employees employed by our REIT entity (comprising our Hospitality business segment) as of December 31, 2020 (a total of 77 employees) were included in the determination of the median company employee.

In designing our CEO’s compensation in 2020, our Human Resources Committee was mindful of the need to provide a market-competitive compensation package with a significant element of equity-based and performance-based compensation (not generally available to our employee base), which the committee believes is in the best interests of the company and its stockholders. Additionally, the committee monitors management’s determination of compensation at all levels of the company (including through pay surveys and other market assessments), based on each employee’s position, skill level and experience, and the committee believes that our compensation practices as a whole are fair and competitive with others in the marketplace.

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Compensation Clawback
In 2015 the SEC issued proposed rules regarding the adoption of “clawback” policies by publicly listed companies in accordance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). When final SEC rules implementing these requirements have become effective, publicly listed companies will be required to adopt a “clawback” policy providing for the recovery of certain incentive-based compensation from the executive officers of the company in the event the company is required to restate its financials as a result of material noncompliance of the company with any financial reporting requirements under the securities laws.
In order to ensure full compliance with these SEC rules, we intend to adopt our own formal clawback policy applicable to our executive officers complying with such rules once these final rules have been adopted by the SEC. In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, our CEO and CFO will be required under Section 304 of the Sarbanes-Oxley Act to reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during such 12 month period. Our omnibus incentive plan also provides that any award made to a participant under the plan will be subject to mandatory repayment by the participant to us to the extent required by (a) any award agreement, (b) any “clawback” or recoupment policy adopted by the company to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to Section 954 of the Dodd-Frank Act, or otherwise, or (c) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Board’s Role in Risk Oversight
The Board as a whole has responsibility for oversight of the company’s enterprise risk management function, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is made possible by a management report process that is designed to provide both visibility and transparency to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this regard, each committee meets in executive session with key management personnel and representatives of outside advisors (for example, our director of internal audit meets in executive session with the Audit Committee). The areas of focus of the Board and its committees include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, information technology security programs (including cybersecurity), political and reputational risks.
The Board and its committees oversee risks associated with their respective principal areas of focus, as outlined below:
Board/ Committee	Primary Areas of Risk Oversight
Board of Directors:
Enterprise risk management, including strategic, financial and execution risks associated with the annual operating plan and the long-term plan; major litigation and regulatory exposures; acquisitions and divestitures; senior management succession planning; information technology security programs (including cybersecurity) and other current matters that may be material risks to the company.

Audit Committee:
Risks and exposures associated with financial matters, including financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity.

Nominating and CG Committee:	Risks and exposures relating to corporate governance, director succession planning and ESG/corporate social responsibility issues.
Human Resources Committee:	Risks and exposures associated with leadership assessment, management succession planning and compensation programs.
We believe that the Board’s role in risk oversight is facilitated by the leadership structure of the Board. In this regard, we believe that, by combining the positions of Chairman of the Board and CEO, the Board gains a valuable perspective that combines the operational experience of a member of management with the

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oversight focus of a member of the Board. We also believe that the division of risk management-related roles among the company’s full Board, Audit Committee, Nominating and Corporate Governance Committee and Human Resource Committee as noted above fosters an atmosphere of significant involvement in the oversight of risk at the Board level and complements our risk management policies.
The Board, in executive sessions of non-management directors (which are presided over by the company’s Independent Lead Director), also considers and discusses risk-related matters. This provides a forum for risk-related matters to be discussed without management or the Chairman of the Board and CEO present. The company’s Independent Lead Director acts as a liaison between the company’s Chairman of the Board and CEO and the company’s independent directors to the extent that any risk-related matters discussed at these executive sessions require additional feedback or action.
In setting compensation, the Human Resources Committee also considers the risks to our stockholders that may be inherent in our compensation programs. We believe that our compensation programs are appropriately structured and provide for a suitable balance between long-term and short-term compensation and have an appropriate performance-based and “at risk” component. We also believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.
Information Security
Given the importance of information security to our company, the Audit Committee receives regular reports from our chief financial officer, our chief information officer and our vice-president of internal audit regarding our program for managing our information security risks, including data privacy and protection risks faced by the company. Our information security risk mitigation efforts, which are overseen by the Audit Committee, include a regular information security training program for employees, the introduction of information security concepts as part of our new employee onboarding process and regular third party assessments of our information security program. We also maintain an insurance policy that provides coverage for security breaches.
Environmental, Social and Governance Program
We have created an ESG program, as we believe such a program is an integral part of our operating strategy. The Nominating and Corporate Governance Committee of the Board oversees our ESG program efforts. We also have a management-level ESG steering committee, which supports our commitment to ESG and other public policy matters.
The pillars of our ESG program are as follows:
•
Good Corporate Governance. As described more fully in Corporate Governance Highlights on page 7, we strive to maintain good corporate governance practices, which we believe are a key component in the creation of stockholder value.

•	Environmental Sustainability. Our focus on sustainability is exemplified by our commitment to the following four principles:
•	Conservation, including through energy and water conservation and reduction of waste;
•	Preservation, including through preserving the natural and cultural heritage of the locations of our properties;
•	Personification, including putting people first by investing in them and facilitating a people-centric culture in our businesses; and
•	Innovation, including the pursuit of sustainable growth by enhancing the value of our brands and assets through investments, technology and environmental best practices.
We also believe it is important to address climate and resource issues by measuring our progress in improving the environmental footprint of our hotel properties. Specifically, we are working with Marriott, the operator of our hotel properties, to establish baselines for our energy, water and waste usage for our hotel portfolio. We also continue to work with Marriott to implement new, and to expand existing, programs at our hotels to minimize risk and enhance value.
•
Corporate Citizenship. We strive to be a good corporate citizen in the markets in which we operate through financial and volunteer support of worthy causes, as well as through direct community engagement. Our charitable foundation, which has a primary focus on youth,

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education and the arts, supports many organizations in our community, including the PENCIL Foundation and YMCA of Middle Tennessee’s Camp Widjiwagan.

We also believe it is important to ensure the safety of our employees and guests, to uphold labor rights and take steps to prevent sexual harassment of our employees. Finally, we think it is important to respect and uphold fundamental human rights, and to work to eradicate modern slavery from the industries in which we operate and the supply chains of those industries.
•
Diversity and Inclusion. We have committed to transforming our approach to diversity and inclusion by building upon past successes and focusing on key areas for improvement. While our company has a strong track record of fair employment practices, we acknowledge there is more work to be done to create an inclusive experience for all employees and recruit more minority candidates to the business. In 2020, we carried out a deep examination of our diversity and inclusion practices and began instituting new initiatives to be a stronger community partner and agent for change. That work included a commitment from our Chairman and CEO Colin Reed, who shared the Company’s four-pronged promise to directly impact diversity and inclusion within the organization and in our communities as follows:

•	A commitment to educational partnerships that encourage minority candidates to pursue careers in the hospitality and entertainment industries while also creating direct paths to leadership roles.
•
A commitment to increasing efforts to identify and showcase diverse talent on our Ryman Auditorium, Grand Ole Opry and Ole Red stages, as well as to using our marketing platforms to amplify diverse artists’ contributions to country music.

•
A commitment to holding all levels of leadership accountable for efforts to foster an inclusive environment through specific annual performance goals related to training, leadership development and talent review processes.

•	A commitment to increasing our advocacy efforts for inclusive policies at the state, local and federal levels, including through actively lobbying against discriminatory legislation.
Workforce Composition and Minority Representation
We are committed to equal employment opportunity (EEO), and it is our policy to provide EEO to all persons regardless of race, color, religion, sex (i.e., pregnancy, gender identity, or sexual orientation), national origin, age, mental and/or physical disability, genetic information or military status. At December 31, 2020, we employed 995 people, including 476 full-time and 519 part-time and on-call employees. Fifty-five percent of our employees identify as female, and 45% identify as male. Women held 47% of leadership positions as of December 31, 2020.
In 2020, we began to enhance our recruitment initiatives to attract, employ and develop more minority candidates. In 2020, these efforts included establishing relationships with diverse Nashville-area community groups in preparation for future open positions and developing a protocol to ensure a diverse candidate pool is identified and interviewed for all senior open positions, director-level and above. We have also increased our presence and partnerships with local schools and universities to hire more diverse graduates at our venues and engage these graduates in career development programs.
In 2021 we plan to launch a management development and mentoring program for high-potential employees, with an emphasis on diverse participants. In addition, we intend to promote our diversity and inclusion mission more prominently across our career platforms.
We also intend to provide more information about our workforce in our 2020 ESG report, described below.
ESG Program Report
For more information about our ESG program, including our 2019 ESG report, which provides a detailed overview of our ESG efforts and progress, and our ESG steering committee charter, please visit our website at:
https://rymanhospitalitypropertiesinc.gcs-
web.com/sustainability

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Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this proxy statement.
We expect to publish our 2020 ESG report, providing an update on our ESG efforts and progress to date, in the third quarter of 2021.
Restrictions on Hedging and Pledging of Company Stock
Our insider trading policy restricts our executive officers and directors from engaging in any transactions designed to hedge or otherwise offset any decrease in the fair market value of our equity securities. Our insider trading policy also prohibits executive officers and directors from pledging or otherwise encumbering a significant amount of equity securities (generally defined as the lesser of 0.50% of our outstanding equity securities or 10% of the equity securities owned by the individual) without prior approval of the Human Resources Committee.
Proxy Solicitation
We will bear the cost of soliciting proxies for the meeting. We have retained Morrow Sodali LLC to assist in the solicitation and will pay them approximately $6,000. Our officers may also solicit proxies by mail, telephone, e-mail or facsimile transmission, but we will not reimburse them for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials.
Shareholder Outreach
We believe that our relationship with our stockholders is an important part of our corporate governance program. Our stockholder and investor outreach generally includes investor road shows, analyst meetings, investor days and investor conferences and meetings. We also communicate with our stockholders through our SEC filings (including our annual report and proxy statement), press releases and our website. In addition, our conference calls for quarterly earnings releases are available to anyone in real time and on an archived basis. During 2020 we also reached out to our 21 largest stockholders who have a policy of engaging with portfolio companies, representing approximately 54% of our outstanding shares, to engage in a dialogue regarding their areas of focus and concern.
The primary corporate governance issues raised by our stockholders during 2020 were as follows:
Continued Focus on Executive Compensation. Several investors asked that we provide disclosure with respect to the rationale for our compensation decisions in light of the COVID-19 pandemic, including with respect to cash bonus awards made to our CEO and our NEOs to the extent such awards are not paid based on our achievement of financial results pursuant to the terms of our annual short-term incentive compensation plan. Taking this feedback into account, we have included additional information about this topic for 2020 in the Compensation Discussion and Analysis beginning on page 32.
Continued Focus on ESG Efforts, Including Additional Information on our Diversity and Inclusion Efforts. Several investors continue to ask that we provide an enhanced level of reporting regarding our ESG policies and procedures, as well as additional information regarding our diversity and inclusion efforts. Taking this feedback into account, we have taken the actions described in Environmental, Social and Governance on page 27 above. We also expect to incorporate this feedback into our 2020 ESG report, which we expect to publish in the third quarter of 2021.
Communications with the Board of Directors
Those interested in communicating with the Board may write to Ryman Hospitality Properties, Inc., Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214. The Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may review a log of all correspondence addressed to members of the Board and request copies of any such correspondence.
Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee. Stockholders, employees and other interested parties may communicate directly with our Independent Lead Director, individual independent directors or the independent directors as a group by email at boardofdirectors@rymanhp.com.

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Stock Ownership
The table below lists the beneficial ownership of our common stock as of March 26, 2021 (unless otherwise noted) by all directors, director nominees each of our NEOs, and the directors, director nominees and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of our common stock, as obtained from SEC filings. The percentages shown are based on outstanding shares of common stock as of March 26, 2021. Unless otherwise noted, the address for each person listed is our principal office.
Beneficial Stock Ownership of Directors, Executive Officers and Large Stockholders Table
Name	Shares Owned(1)	Director Deferred Restricted Stock Units(2)	Stock Options Exercisable	Total Shares Owned	% of Total Outstanding
Colin Reed, NEO and Director	1,416,918(3)	—	—	1,416,918	2.6%
Rachna Bhasin, Director	7,990(4)	—	—	7,990	*
Alvin Bowles, Director	2,518(4)	2,587	—	5,105	*
Christian Brickman, Director Nominee	—	—	—	—	*
Fazal Merchant, Director	5,678(4)	—	—	5,678	*
Patrick Moore, Director	2,500(4)	11,805	—	14,305	*
Christine Pantoya, Director	3,968(4)	—	—	3,968	*
Robert Prather, Director	3,960	29,567	—	33,527	*
Michael Roth, Director	41,212(4)	—	—	41,212	*
Mark Fioravanti, NEO	214,706	—	—	214,706	*
Patrick Chaffin, NEO	20,396	—	—	20,396	*
Scott Lynn, NEO	16,166	—	—	16,166	*
Jennifer Hutcheson, NEO	12,081	—	—	12,081	*
All directors and executive officers (as a group)	1,748,093	43,959	—	1,792,052	3.3%
The Vanguard Group	7,258,121(5)	—	—	7,258,121	13.2%
BlackRock, Inc.	5,137,996(6)	—	—	5,137,996	9.3%
*	Less than one percent.
(1)
With respect to our NEOs, directors, director nominees and executive officers, this column includes shares of common stock issuable upon the vesting of RSUs that will vest on or prior to May 26, 2021. For a listing of the RSUs held by NEOs, see Outstanding Equity Awards at 2020 Fiscal Year End below. For a listing of the RSUs held by non-employee directors, see Director Compensation below.

(2)
Represents RSUs awarded to directors which have vested but receipt has been deferred. Also includes RSUs issued in lieu of cash director fees to participating directors. Directors may elect to defer receipt of RSUs awarded under our current and former omnibus incentive plans until either a specified date or the director’s retirement or resignation from the Board. This column reflects shares issuable to each director at the end of the applicable deferral period.

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(3)
Includes 648,290 shares credited to Mr. Reed’s SERP, as defined in Other Compensation Information—Nonqualified Deferred Compensation below. Mr. Reed does not have voting or investment power with respect to these shares, and his sole right is to receive these shares upon termination of employment in accordance with the terms of his employment agreement.

(4)
For Ms. Bhasin, Mr. Merchant, Mr. Moore, Ms. Pantoya and Mr. Roth, includes 2,500 shares each issuable upon the vesting of RSUs on May 13, 2021. For Mr. Bowles, includes 1,884 shares issuable upon the vesting of RSUs on or prior to May 26, 2021.

(5)	Based on information in Amendment Number 8 to Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, which has sole voting power with respect to 0 shares, shared voting power with respect to 219,233 shares, sole dispositive power with respect to 6,996,501 shares and shared dispositive power with respect to 261,620 shares. The address for the reporting persons is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)
Based on information in Amendment No. 10 to Schedule 13G filed with the SEC on February 1, 2021 by BlackRock, Inc., which has sole voting power with respect to 4,994,425 shares and sole dispositive power with respect to 5,137,996 shares. The address for the reporting person is 55 East 52nd Street, New York, New York 10005.

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Compensation Discussion and Analysis
Executive Summary
Overview
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. In designing our executive compensation programs, our goals are to ensure that:
•
A significant portion of the total compensation paid to each named executive officer, or NEO, is in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and individual objectives and to both maximize stockholder value over the long-term and to align pay with stockholders’ interests;

•	A strong pay-for-performance philosophy synchronizes incentive payments with actual financial and business results relative to performance expectations;
•	Our pay decisions are transparent to all stakeholders and tethered to sound governance measures; and
•	Total compensation opportunity throughout our organization is market competitive to support recruitment and retention.
Our corporate objectives are to continue to increase funds available for distribution to our stockholders and to create long-term stockholder value. Consistent with these goals and objectives, the Human Resources Committee, which acts as our compensation committee, has developed and approved an executive compensation program providing for a range of compensation levels for our NEOs with the intent of rewarding strong performance and reducing compensation when our performance objectives are not achieved.
For purposes of this Compensation Discussion and Analysis, our NEOs are:
•	Colin Reed, Chairman & Chief Executive Officer (our principal executive officer);
•	Mark Fioravanti, President & Chief Financial Officer (our principal financial officer);
•	Patrick Chaffin, Executive Vice President & Chief Operating Officer - Hotels;
•	Scott Lynn, Executive Vice President & General Counsel;
•	Jennifer Hutcheson, Executive Vice President, Corporate Controller & Chief Accounting Officer; and
•	Bennett Westbrook, our former Executive Vice President & Chief Development Officer (who resigned effective September 1, 2020).
Company Highlights—2020 Financial and Operating Highlights
Our financial results in 2020 were significantly impacted by the COVID-19 pandemic, which resulted in the closure of our businesses for a significant period of time during the first half of 2020. We were able to re-open most of our businesses in the second half of 2020, but our operations for the remainder of the year were materially impacted by governmental restrictions on group meetings and live events, as well as customer sentiment relating to the pandemic. During 2020 our total revenue decreased approximately 67% from 2019 to $524.5 million, and we experienced:
•	a consolidated net loss of $460.8 million (as compared to consolidated net income of $128.3 million in 2019); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of ($44.3) million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of $479.4 million in 2019).

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Our efforts in 2020 principally were focused on efforts to stabilize our businesses and our company’s financial condition as a result of the COVID-19 pandemic. These efforts included a significant focus on reducing the company’s monthly cash operating expenditures, as well as creating and implementing strategies for safely re-opening our businesses on a limited basis in light of the pandemic and with a further strategic focus in our hospitality business on rebooking cancelled group room nights in future years. We also suspended our quarterly dividend following payment of our first quarter 2020 dividend in a further effort to reduce our cash expenditures during 2020.
We believe that our efforts during 2020 will enable our company to successfully emerge from the pandemic as vaccines become widely available over the course of 2021 and the hospitality and entertainment sectors continue their recovery. We will continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value.
Company Highlights—Total Stockholder Return
The following chart shows how a $100 investment in our common stock on December 31, 2015 would have grown to $163.44 on December 31, 2020, with dividends reinvested quarterly. The chart also compares the TSR of our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the same period, with dividends reinvested quarterly.

2021 NOTICE OF MEETING AND PROXY STATEMENT
The stock price performance included in this graph is not necessarily indicative of future stock price performance.
	12/15	12/16	12/17	12/18	12/19	12/20
Ryman Hospitality Properties, Inc.	100.00	129.20	148.68	150.08	203.63	163.44
S&P 500	100.00	111.96	136.40	130.42	171.49	203.04
FTSE NAREIT Equity REITs	100.00	108.52	114.19	108.91	137.23	126.25
Company Highlights—Compensation Practices
In designing our compensation programs, we are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. In designing our compensation programs, we also have considered feedback from our investors and other relevant third parties. Our compensation program includes the following compensation practices:
•
Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation payable upon the performance of short- and long-term performance targets. As described below under 2020 Compensation Decisions on page 37, 53.7% of our CEO’s total target compensation and 49.4% of our other NEOs’ target total compensation (on average) was performance-based in 2020.

•
Design of Our Short-Term Cash Incentive Compensation Program—As described below under Short-Term Cash Incentive Compensation on page 39, our annual short-term cash incentive compensation plan is performance-based, and the plan does not have minimum payout levels (i.e., all of this compensation is “at risk”). Compensation pursuant to our short-term cash incentive compensation plan (assuming achievement at the target level of performance) represented 26.6% of our CEO’s total target compensation, and 26.8% of our other NEOs’ target total compensation (on average), for 2020.

As described below under Short-Term Cash Incentive Compensation on page 39, in 2020 no adjustments were made to the annual short-term cash incentive compensation plan in connection with the COVID-19 pandemic, and based on our financial performance no amounts were earned or paid under our short-term cash incentive compensation plan in 2020. Each active NEO other than Mr. Reed was awarded a modest discretionary cash bonus for 2020 in recognition of their efforts to stabilize our businesses and financial condition following the outbreak of the COVID-19 pandemic in the U.S. Mr. Reed, our CEO, voluntarily agreed to forego a discretionary cash bonus award for 2020.
•
Design of Our Long-Term Equity Incentive Compensation Program—As described below under Long-Term Equity Incentive Compensation on page 41, a significant portion of our NEOs’ long-term incentive compensation is in the form of performance-based RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group and other comparable companies. As described on page 42 below, there is no minimum payout level associated with performance-based RSU awards (i.e., all of this compensation is “at risk”). As described on page 42 below, there is also a cap on the total amount of compensation which may earned in connection with a performance-based RSU award.

Additionally, we believe as a general matter that “mid-stream” changes should not be made to previously granted performance-based awards. Accordingly, no changes were made in 2020 to previously-granted performance-based awards as a result of economic conditions resulting from the COVID-19 pandemic.
•
Meaningful Stock Ownership and Retention Guidelines for Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our executives (including 5x base salary for our CEO) and directors. In addition, any officer or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any RSU vesting. See Stock Ownership and Retention Guidelines on page 44 below.

2021 NOTICE OF MEETING AND PROXY STATEMENT
•
No “Single Trigger” Cash Payments Upon a Change of Control—As described in Post-Termination Benefits on page 45 below, the employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

•
No Tax “Gross Ups” For Severance Payments—As described in Post-Termination Benefits on page 45 below, we do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.

2020 Compensation Summary
The charts below illustrate the balance of the elements of target total compensation(1) during 2020 for Mr. Reed, our CEO, and the average of the other NEOs.

As the charts above indicate, a significant portion of our NEOs’ target total compensation is performance-based and tied to stock performance, thus aligned with the interests of our stockholders. Target total compensation for our CEO is weighted more toward long-term incentives than the other NEOs, as the Human Resources Committee wants to encourage our CEO, in particular, to focus on our long-term growth.
(1)
Percentage of total compensation as calculated above is based on the 2020 base salary and the value of executive-level perquisites paid to the NEO which were not paid generally to all employees, the 2020 short-term incentive compensation plan award (assuming achievement at the target level (no awards were payable to the NEOs based on 2020 performance pursuant to the terms of the 2020 short-term incentive compensation plan, although modest discretionary cash bonus awards were made to each active NEO other than Mr. Reed, as described below)), the grant date fair value of the performance-based RSU awards granted in February 2020 to each NEO (assuming vesting at the target achievement level) and the grant date fair value of the time-based RSU awards granted in February 2020 to each NEO. Each compensation element is outlined in more detail in the 2020 Summary Compensation Table set forth on page 49 below. Average target total compensation for the other NEOs (excluding Mr. Reed, our CEO) presented in this proxy statement does not include Bennett Westbrook, our former EVP & Chief Development Officer, who resigned effective September 1, 2020.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Our Compensation Program
The key elements of the compensation program for our executive officers are:
Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2020 Decisions
Base Salary	• Fixed compensation. Payable in cash. • Reviewed annually and adjusted when appropriate.	• To attract and retain qualified executives. • Compensate for roles and responsibilities.	• Level of responsibility. • Individual skills, experience and performance.
Prior to the widespread outbreak of the COVID-19 pandemic in the United States, our CEO received a 10% increase in base salary, and our other NEOs (on average) received a 12.9% increase in base salary, for 2020. Our NEOs voluntarily agreed not to accept these base salary increases for 2020.

In addition, our NEOs voluntarily agreed to forego a portion of their base salaries during 2020, with these amounts being repaid to each active NEO in March 2021. See page 38.

Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives. • Reviewed annually and adjusted from year to year when appropriate.	• Motivate and reward executives. • Incentivizes the executives to meet our short-term financial and operational objectives.
• Adjusted Funds from Operations, or AFFO, was the basis for the financial goal for the plan (and was the only goal for all NEOs except Mr. Reed, whose goals were based 75% on the financial goal and 25% on designated strategic objectives, as described below).

Based on performance relative to the financial goal (and, in the case of our CEO, performance relative to designated strategic objectives), no amounts were earned or paid for 2020.

Each active NEO other than Mr. Reed was awarded a modest discretionary cash bonus in recognition of their efforts to stabilize our businesses and financial condition following the outbreak of the COVID-19 pandemic. Mr. Reed voluntarily agreed to forego a cash bonus award for 2020. See page 40.

Long-Term EquityIncentive Compensation	• Variable compensation. • Performance- based RSUs vesting over a three-year performance period. • Time-based RSUs vesting ratably over four years.
• Motivate and reward executives.
•  Aligns the interests of executives and stockholders and focuses the executives on long-term objectives over a multi-year period.
• Encourages retention through long-term vesting.

Performance-Based Awards
• RSUs vest based on TSR relative to designated peer groups over a 3-year performance period.
• Awards pay out at a range from 0% to 150% of target with no shares earned for performance below 50% of financial target.
Time-Based Awards
 RSUs which vest in 25% increments over 4 years.

The mix of long-term equity incentive awards granted to NEOs in 2020 was approximately 50% performance-based RSUs and 50% time-based RSUs.

No changes were made to these, or any previously-granted, RSU awards. See page 43.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2020 Decisions
Other Benefits	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	• Allow senior executives to participate in broad-based employee benefit programs. • Provide competitive benefits to promote the health and well-being of our executive officers.	• Level of benefits provided to all employees. • Benefits provided by other similarly-positioned companies.	Our NEOs received only modest executive-level perquisites. See page 43.
2020 Compensation Decisions
Our Human Resources Committee (which functions as our compensation committee) annually reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall compensation philosophy and to compare our compensation programs to our peers. The committee also oversees our compensation programs.
Compensation Peer Group
For 2020, the committee used a compensation peer group of the following 13 companies:
American Campus Communities, Inc.	Park Hotels & Resorts, Inc.
Ashford Hospitality Trust, Inc.	Pebblebrook Hotel Trust
Chatham Lodging Trust	RLJ Lodging Trust
DiamondRock Hospitality Co.	Summit Hotel Properties, Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors, Inc.
Kilroy Realty Corp.	Xenia Hotels & Resorts, Inc.
Mid-America Apartment Communities, Inc.
The committee believes, based on Aon’s recommendation, that these companies are the most relevant peer group against which to review compensation for our NEOs, as such companies are all REITs with a focus on lodging, apartments or other real estate investments and have an implied market capitalization and/or total enterprise value within a range similar to the company. This peer group had total enterprise value ranging from approximately $1.2 billion to $19.1 billion as of December 31, 2020, compared to the company’s total enterprise value of approximately $6.3 billion as of December 31, 2020. This peer group was identical to the peer group we used in 2019.
The committee annually determines whether our overall executive compensation program is consistent with our business strategy and promotes our compensation philosophy. In determining target total annual compensation for each NEO, the committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, information with respect to the peer group set forth above, proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by Aon, and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to our corporate performance, job tenure and future potential.
The committee does not set specific targets or utilize any formulaic benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation. In addition, the committee uses proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by our compensation consultant, Aon, to obtain a general understanding of current compensation practices, including to confirm that the base salary and other elements of target total compensation opportunity for our executive officers is at a market-competitive level.
The committee does not specifically target or benchmark in any formulaic manner any element of compensation or the total compensation payable to NEOs based on these factors.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Base Salary
Base salary is designed to compensate our NEOs for their roles and responsibilities and to provide a secure level of guaranteed cash compensation. We have employment agreements with Mr. Reed and Mr. Fioravanti (and Mr. Westbrook had an employment agreement prior to his resignation) that provide for a minimum base salary. We have severance agreements with Mr. Chaffin, Mr. Lynn and Ms. Hutcheson that do not provide for any minimum base salary.
Each NEO’s base salary was set based on:
•	the executive’s roles and responsibilities; and
•	the executive’s skills, experience and performance.
In 2020, base salary represented 18.0% of our CEO’s total compensation package and (on average) 28.5% of our other NEOs’ total compensation package (calculated in the manner described on page 35). The committee annually reviews the base salaries of each NEO and may make adjustments based on individual performance and changes in roles and responsibilities.
February 2020 Committee Decisions. At its February 20, 2020 meeting, which occurred prior to the widespread outbreak of the COVID-19 pandemic in the United States, the committee reviewed the existing base salaries and perquisites for our NEOs. Specifically, the committee considered each NEO’s current base pay, taking into account base salary levels paid to persons holding similar positions at peer companies, as well as the previous adjustments made to each NEO’s base salary in 2019.
Based on its review, the committee determined that a 10% increase in Mr. Reed’s base salary was necessary to continue to maintain a market-competitive level of compensation for Mr. Reed, taking into account his experience level and his oversight of two lines of business, a hospitality REIT and an entertainment operating company. The committee also increased the base salaries of the other NEOs, in order to maintain a market-competitive level of compensation for these executives, based on the review described above. The committee determined that a larger increase to Ms. Hutcheson’s base salary was warranted in connection with her expanded duties associated with her appointment as an Executive Vice President in early 2020.
Based on its review of the factors described above, the committee determined that the base salary amounts for the NEOs should be set at the following levels:
	2020 Base Salary ($)	% Change from 2019 Base Salary
Colin Reed	1,100,000	10.0%
Mark Fioravanti	600,000	9.8%
Patrick Chaffin	475,000	11.8%
Scott Lynn	400,000	10.6%
Jennifer Hutcheson	340,000	19.5%
Bennett Westbrook	440,000	7.4%
Voluntary NEO 2020 Salary Reductions. In March 2020, as the full impact of the COVID-19 pandemic became apparent, the NEOs voluntarily elected to forego these merit increases to base salary for 2020. In addition, at that time Mr. Reed also voluntarily elected to forego 50% of his base salary for a to-be-determined length of time. In May 2020, due to the continuing impact of the pandemic, Mr. Reed voluntarily agreed to forego 50% of his base salary through the end of 2020, and all of the NEOs voluntarily agreed to forego 25% of their base salaries for the remainder of 2020, and other members of the Company’s management team also voluntarily agreed to forego a portion of their base salaries for the remainder of 2020.
At its February 24, 2021 meeting, the committee reviewed the amount of base salary actually received in 2020 by each active NEO, and the impact of the voluntary salary decisions described above. The committee also noted its decision to pay other members of management the amounts of base salary voluntarily foregone in 2020. The committee also reviewed the individual efforts of each executive during 2020, as described more fully below. As a result of this review, the committee elected to pay the following amounts to each active NEO, which represented the base salary amounts voluntarily foregone by the NEO during 2020:

2021 NOTICE OF MEETING AND PROXY STATEMENT
Base Salary Deferral Payment ($)
Colin Reed	415,385
Mark Fioravanti	82,000
Patrick Chaffin	63,462
Scott Lynn	54,173
Jennifer Hutcheson	52,308
Bennett Westbrook	—(1)
(1)	Mr. Westbrook was not eligible to receive this amount as a result of his resignation, effective as of September 1, 2020.
These amounts are included in the Salary column for 2020 for each NEO in the 2020 Summary Compensation Table set forth on page 49 below.
Short-Term Cash Incentive Compensation
We provide annual cash incentive compensation designed to reward achievement of specific previously established short-term financial and strategic goals.
2020 Performance Goals
For 2020 the committee determined that the NEOs would have the opportunity to earn the following percentage of their base salary based on the achievement of the financial performance goals (and, in the case of Mr. Reed, designated strategic objectives) described below.
The 2020 percentages of base salary at the threshold, target and stretch levels for each NEO were set at the following percentages (unchanged from 2019):
	Threshold Level	Target Level	Stretch Level
Mr. Reed	75%	150%	300%
Mr. Fioravanti	62.5%	125%	250%
Mr. Chaffin	50%	100%	200%
Mr. Lynn	50%	100%	200%
Ms. Hutcheson	37.5%	75%	150%
Mr. Westbrook	50%	100%	200%
The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and stretch achievement levels was to be determined using straight-line interpolation.
In 2020, assuming performance at the target level of achievement, short-term cash incentive compensation represented 26.6% of our CEO’s total compensation package and (on average) 26.8% of our other NEOs’ total compensation package (calculated in the manner described on page 35).
In 2020, the performance targets, measured using Adjusted Funds From Operation Available to Common Shareholders and Unit Holders as reported (“AFFO”), excluding income tax expense or benefit (“Further Adjusted AFFO”), established by the committee were:
•	Threshold Performance Goal: Further Adjusted AFFO of $348.3 million.
•	Target Performance Goal: Further Adjusted AFFO of $387.0 million.
•	Stretch Performance Goal: Further Adjusted AFFO of $425.6 million.
The committee selected this performance metric because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. Moreover, AFFO is one of the principal tools used by our management and the investment community in evaluating our financial performance as a REIT. These performance levels were set by the committee at the beginning of 2020 after thorough discussion with management regarding our anticipated financial performance. These performance levels were set by the committee prior to the widespread outbreak of the COVID-19 pandemic in the United States, and thus these performance levels did not take into consideration any possible impacts of the pandemic. In choosing this goal, the committee considered the general economic climate expected in 2020, the expected conditions in the hospitality industry and our expected financial performance, including our guidance for 2020, as reflected in our earnings release issued in the first quarter of 2020. The committee intended the target performance goal to be a challenging level of achievement. The committee attempted to set the threshold, target and stretch performance goals to ensure that the relative level of difficulty of achieving these performance levels would be generally consistent with prior years. For information regarding the manner in which AFFO is calculated from our financial statements, see Appendix A to this proxy statement.

2021 NOTICE OF MEETING AND PROXY STATEMENT
The awards to the NEOs (other than Mr. Reed) were based solely on our level of achievement of Further Adjusted AFFO. The award to Mr. Reed was based 75% on our achievement of Further Adjusted AFFO and 25% on our achievement of the strategic objectives, approved in advance by the committee, of achieving effective capital allocation and balance sheet management, specifically including maintaining leverage with a designated range, ensuring compliance with applicable debt covenants and managing interest rate risk associated with floating rate indebtedness.
When the committee established these targets at the beginning of 2020, it made a determination that it would have the discretion to adjust Further Adjusted AFFO for the year to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan. In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. The committee also had the option of lowering the amount of, or not awarding, annual cash incentive compensation otherwise payable to an executive under the plan for 2020 if the executive did not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.
2020 Short-Term Incentive Compensation Awards
In analyzing our results for purposes of determining the level of achievement under the short-term incentive compensation plan and determining the short-term incentive compensation which should be paid to our NEOs as a result of 2020 performance, the committee reviewed our operating and financial results for 2020. In particular, the committee noted that our financial results in 2020 were significantly impacted by the COVID-19 pandemic, which resulted in the closure of our businesses for a significant period of time during the first half of 2020. The committee also noted that while we were able to re-open most of our businesses on a limited basis in the second half of 2020, our operations for the remainder of the year were materially impacted by governmental restrictions on group meetings and live events, as well as customer sentiment relating to the pandemic.
The committee determined that the company’s level of Further Adjusted AFFO achievement in 2020 for purposes of our short-term incentive compensation plan was $(176.1) million, which was below the “threshold” performance goal under the plan. The committee determined that no gains or losses related to unusual, infrequently occurring or other specified events set forth in our omnibus incentive plan (including as a result of the COVID-19 pandemic) should be excluded in connection with our calculation of Further Adjusted AFFO. As a result, the committee determined that no amounts were earned or payable pursuant to the terms of the plan.
The committee determined that each active NEO other than Mr. Reed should receive a modest discretionary cash bonus, as listed in the table below, due to his or her efforts on behalf of the company in 2020. These efforts included:
•
with respect to Mr. Fioravanti, his leadership of the balance sheet and capital markets transactions undertaken by the company during 2020, specifically including the successful efforts to obtain waivers of applicable financial covenants under the company’s bank credit facility, as well as the company’s efforts to significantly reduce its monthly operating cash deficits from our initial estimates over the course of 2020;

•
with respect to Mr. Chaffin, his efforts in effectively supervising the company’s relationship with the manager of its hotel properties in connection with the closure and reopening of our hospitality properties, the hotels’ rebooking efforts and the implementation of enhanced operating and safety protocols in light of the pandemic;

•	with respect to Mr. Lynn, his oversight of the company’s legal and compliance functions in connection with the strategic and operating activities described above; and
•	with respect to Ms. Hutcheson, her oversight of the company’s accounting and financial reporting functions in connection with the strategic and operating activities described above.
The committee also reviewed the annual performance rating of each NEO and determined that each NEO met the minimum level performance rating.

2021 NOTICE OF MEETING AND PROXY STATEMENT
With respect to Mr. Reed, the Committee noted Mr. Reed’s significant efforts in overseeing the company’s lines of business in light of the COVID-19 pandemic, his leadership of our employees during this period, and his efforts in engaging Federal, state and local governmental officials and agencies with respect to the impact of the COVID-19 pandemic on our businesses and our re-opening efforts. However, Mr. Reed voluntarily agreed to forego a discretionary cash bonus for 2020.
As a result, the committee approved the following short-term cash incentive compensation awards:
	Calculated Short-Term Cash Incentive Compensation ($)	Discretionary Short-Term Cash Incentive Compensation(1) ($)
Mr. Reed	—	—
Mr. Fioravanti	—	200,000
Mr. Chaffin	—	100,000
Mr. Lynn	—	100,000
Ms. Hutcheson	—	75,000
Mr. Westbrook(2)	—	—
(1)
This amount is below the estimated threshold payout level for each NEO established under the short-term cash incentive plan for 2020. The estimated threshold, target and stretch payout levels for each NEO under this plan for 2020 are listed in 2020 Grants of Plan-Based Awards below.

(2)	Mr. Westbrook was not eligible to receive an award due to his resignation on September 1, 2020.
Long-Term Equity Incentive Compensation
Our long-term equity incentive compensation plan is designed to align the interests of our NEOs and stockholders and focus our NEOs on long-term objectives over a multi-year period. Long-term equity incentive awards are also intended to attract and retain our NEOs through long-term vesting.
In 2020, long-term equity incentive compensation represented 54.5% of our CEO’s total compensation package and (on average) 43.2% of our other NEOs’ total compensation package (calculated in the manner described on page 35).
Long-Term Equity Incentive Compensation Plan Components
Our long-term equity incentive plan components are:
Performance-Based RSUs:
•	Vest over a three-year period based on our TSR over the award cycle, as compared to our peers.
•	Awards settled in stock, with cash dividends on RSUs being paid only upon RSUs that ultimately vest upon the achievement of performance goals.
•	Granted only to the NEOs and senior executives.
Time-Based RSUs:
•
Annual time-based RSU awards vest in equal amounts over four years, beginning on the first anniversary of the grant date. In certain cases, in connection with a promotional RSU grant or to aid in retention, the committee may designate that certain time-based RSU awards will vest in equal installments over two years, beginning on the third anniversary of the grant date.

•	Awards settled in stock, with dividends on RSUs held by our NEOs being paid in additional RSUs only upon RSUs that ultimately vest.
•	Granted to the NEOs, as well as to other eligible employees.
2020 Long-Term Equity Incentive Compensation Awards
For 2020, the committee discussed with Aon the most appropriate way to motivate and retain our executives. The committee believed it was important to continue to use RSU awards instead of stock options to better align the interests of our executives with our stockholders, to encourage executive retention and to conform to compensation practices in the REIT industry.
As a result of these discussions, the committee decided to structure long-term equity incentive compensation awards in 2020 as a combination of performance-based RSUs and time-based RSUs. The determination of the number of RSUs to award to each NEO was based on a number of factors including but not limited to corporate and individual performance, historical grants and competitive practices.

2021 NOTICE OF MEETING AND PROXY STATEMENT
As a result of the determinations discussed above, on February 20, 2020, the committee made the following long-term incentive compensation awards to the NEOs:
	Performance- Based RSU Awards(1) (#)	Annual Time- Based RSU Awards(2) (#)
Mr. Reed	16,811	18,571
Mr. Fioravanti	8,000	8,000
Mr. Chaffin	3,500	3,500
Mr. Lynn	3,500	3,500
Ms. Hutcheson	1,750	1,750
Mr. Westbrook(3)	3,500	3,500
(1)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2023 based on our TSR performance over the three-year award cycle (January 1, 2020 – December 31, 2022) relative to the median of the TSR performance of the 2020 Performance Peer Groups described below.

(2)	These RSUs vest ratably over four years, beginning on March 15, 2021.
(3)	Except as described in Summary of Actual Payments Made in Connection with Mr. Westbrook’s Resignation, Mr. Westbrook forfeited these awards upon his resignation on September 1, 2020.
2020 Performance-Based RSU Awards (2020-2022 Performance Period)
The amount of the performance-based RSUs which will ultimately vest on March 15, 2023 will be determined by comparing our TSR performance during the performance period (January 1, 2020 – December 31, 2022) relative to the median of the TSR performance of the following two peer groups (the “2020 Performance Peer Groups”), weighted equally: (1) our 2020 compensation peer group listed above; and (2) the following companies within the FTSE NAREIT Lodging Resorts Index:
Apple Hospitality REIT, Inc.	InnSuites Hospitality Trust
Ashford Hospitality Trust, Inc.	Park Hotels & Resorts, Inc.
Braemar Hotels & Resorts, Inc.	Pebblebrook Hotel Trust
Chatham Lodging Trust	RLJ Lodging Trust
Condor Hospitality Trust, Inc.	Sotherly Hotels, Inc.
DiamondRock Hospitality Co.	Summit Hotel Properties, Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors, Inc.
Host Hotels & Resorts, Inc.	Xenia Hotels & Resorts, Inc.
The members of the peer group listed above were selected from among the FTSE NAREIT Lodging
Resorts Index companies due to their relative enterprise value compared to the company and/or their relative TSR performance over a three year period.
This peer group was identical to the peer group we used in 2019, except for the removal of Hospitality Properties Trust (as a result of its acquisition of a significant net lease service retail portfolio in 2019 and its resulting change in operating strategy).
Specifically, the awards will vest as follows:
Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2020 Performance Peer Groups	150%
Equal to the median TSR performance of the 2020 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2020 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2020 Performance Peer Groups	0%
If the performance achieved falls in between the established performance goal levels, the percentage of the award earned by the NEO will be determined using straight-line interpolation and rounding to the nearest full share.
The awards also provide that if our TSR is negative, on an absolute basis, the committee may, in its discretion, reduce by 25% the number of awards ultimately vesting. In no event will the final value of the award exceed 500% of the fair market value of our common stock on the grant date of February 20, 2020. The committee believes that limiting the maximum value of the award ensures the NEOs are not disproportionally rewarded for performance.
The committee re-evaluates the 2020 Performance Peer Groups for each fiscal year to take into account changes to the composition of the 2020 Performance Peer Groups (i.e., corporate changes such as mergers or delistings), or to otherwise modify the terms of the award to take into account such other factors which the committee in its sole discretion has determined. The committee has not exercised this discretion in connection with the 2020 performance-based RSU awards except to reflect the removal of Hospitality Properties Trust (as described above).

2021 NOTICE OF MEETING AND PROXY STATEMENT
The committee believed the amount of these awards was appropriate given our compensation philosophy and objectives, specifically noting that achievement of greater than “target” level performance would have also resulted in higher than average TSR to our stockholders, as compared to our peers. In 2020, performance-based RSUs represented 27.1% of our CEO’s total compensation package and (on average) 22.6% of our other NEOs’ total compensation package (calculated in the manner described on page 35).
The committee reviewed the impact of the COVID-19 pandemic on the performance-based RSU awards granted in 2020, as well as in previous years. Based in its review, the committee determined that no changes should be made to any outstanding performance-based RSUs, given the long-term nature of the awards. The committee believes as a general rule that no “mid-stream” adjustments should be made to the performance-based RSU awards due to the long-term nature of, and the other structural features of, these awards.
2020 Time-Based RSU Awards
The time-based RSUs granted to the NEOs reflected in the chart above vest ratably over four years, beginning on March 15, 2021. The committee believed the amount of the time-based RSU awards made to our NEOs was appropriate given our compensation philosophy and objectives, including the need to retain our executives. In 2020, time-based RSUs represented 27.4% of our CEO’s total compensation package and (on average) 20.6% of our other NEOs’ total compensation package (calculated in the manner described on page 35).
Vesting of 2018 Performance-Based RSU Awards in March 2021 (2018-2020 Performance Period)
In February 2018 we awarded performance-based RSUs to each NEO, which ultimately were to vest based on the company’s TSR performance over the 3-year award cycle (2018-2020), as compared to the TSR for the designated performance peer groups during the same performance period. Specifically, the awards were to vest as follows:
Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2018 Performance Peer Groups	150%
Equal to the median TSR performance of the 2018 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2018 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2018 Performance Peer Groups	0%
Our TSR over the performance period, calculated pursuant to the terms of the performance-based RSU agreements, was approximately 33.9 percentage points above the median TSR performance of the designated performance peer groups.
As a result, the 2018 performance-based RSUs ultimately vested at the 150% level in March 2021 as follows:
2018 Performance- Based RSU Awards Vesting in March 2021 (#)
Colin Reed	25,235
Mark Fioravanti	8,040
Patrick Chaffin	3,383
Scott Lynn	3,480
Jennifer Hutcheson	—
Bennett Westbrook	4,020
Benefits and Perquisites
Our benefit programs are based upon an assessment of competitive market factors and a determination of what is needed to attract and retain qualified executives. Our primary benefits for executives include participation in our broad-based plans at the same cost as other employees. These plans include a tax qualified 401(k) savings plan (with matching contributions up to four percent of a participant’s pay), health and dental plans and various disability and life insurance plans. We also provide a limited amount of executive-level perquisites to our NEOs and other designated senior executives, including executive-level life disability and life insurance plans and a supplemental deferred compensation plan, or SUDCOMP.

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Our directors, NEOs and other employees routinely use commercial air service for business travel, and we generally reimburse them only at the coach or business class rate.
We maintain a limited aircraft program to provide our executives with timely and cost-effective travel alternatives in connection with our business activities. We do not operate any aircraft, own or lease a hangar or employ pilots. Instead, we have purchased a fractional interest in an aircraft. We pay a fixed monthly fee, plus a variable charge for hours actually flown. Our directors, NEOs and other employees use this aircraft for selected business trips when commercial air service is unavailable or otherwise impractical, based on the availability and cost of commercial air service, the travel time involved, the number of employees traveling and the need for flexible travel arrangements. All travel under this program must be approved by our CEO.
Mr. Reed’s employment agreement provides that he is entitled to a limited amount of personal aircraft usage on an annual basis. We also make the aircraft available to our other executives for limited personal use, which is typically limited to permitting the executive’s spouse or other family member to accompany the executive on required business travel.
We believe allowing limited personal use of our aircraft program serves to reduce our executives’ personal travel time and to increase the time they can conduct company business on our behalf.
For more information about this perquisite, and amounts reported as income in 2020 for each NEO, see the All Other Compensation table on page 50.
These executive-level perquisites represented approximately 0.9% of our CEO’s total compensation package and (on average) 1.6% of our other NEOs’ total compensation package (calculated in the manner described on page 35).
When we recruited Mr. Reed to join our company in 2001, we agreed to pay Mr. Reed a retirement benefit pursuant to a Custom Mid-Career Supplemental Employee Retirement Plan, or SERP. This benefit, which is described in Other Compensation Information—Nonqualified Deferred Compensation below, was in the committee’s view essential to attracting Mr. Reed to employment with us and has also proved valuable in securing his extended employment. The company has fully satisfied its funding obligations under the SERP by previously paying, in total, $3.5 million to Mr. Reed’s SERP account (as described below), and the current balance in Mr. Reed’s SERP account in excess of such amount is attributable to investment gains and losses associated with the assets in the SERP account (currently shares of our common stock).
Other Compensation Information
Stock Ownership and Retention Guidelines
The committee has adopted stock ownership guidelines for our senior executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in our company, thereby linking their interests with those of our stockholders. These guidelines provide that within five years of becoming a senior executive, each executive must own (by way of shares owned directly or indirectly (including through our 401(k) plan) and shares represented by unvested time-based RSUs, but not including unexercised stock options or performance-based RSUs) common stock with a value of either five times (5x) base salary for Mr. Reed, three times (3x) base salary for the NEOs, and two times (2x) base salary for other executives subject to these guidelines. The guidelines also provide that if an executive is not currently in compliance with this guideline (regardless of the compliance grace period), the executive must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options.
As of January 31, 2021 (the annual compliance date) all of the NEOs were in compliance with the guidelines, as follows:
	Required Ownership as of January 31, 2021(1)	Shares Owned
Colin Reed	84,811	1,436,564(2)
Mark Fioravanti	27,756	222,886(3)
Patrick Chaffin	21,974	28,436(3)
Scott Lynn	18,504	22,316(3)
Jennifer Hutcheson	15,729	16,965(3)
(1)	The number of shares required to be owned by an NEO is an amount equal to (i) the product obtained by multiplying the NEO’s base salary times the applicable

2021 NOTICE OF MEETING AND PROXY STATEMENT
multiple (5x for Mr. Reed and 3x for the other NEOs) divided by (ii) the closing market price of our common stock on January 29, 2021 ($64.85).
(2)	Includes 648,290 shares credited to Mr. Reed’s SERP and 46,680 shares of common stock issuable upon the vesting of time-based RSUs.
(3)	Includes the following number of shares of common stock issuable upon the vesting of time-based RSUs: Mr. Fioravanti: 17,118; Mr. Chaffin: 11,878; Mr. Lynn: 7,678; and Ms. Hutcheson: 6,779.
Post-Termination Benefits
The committee believes that severance and change of control benefits assist in attracting and retaining qualified executives. The committee believes these benefits have proven particularly important in providing for continuity of management during the period following our REIT conversion and transition-related efforts. The levels of payments and benefits upon termination were set to be at a market-competitive level based upon each executive’s experience and level in the organization.
Mr. Reed and Mr. Fioravanti have (and prior to his resignation Mr. Westbrook had) employment agreements that provide for cash severance payments and certain other benefits if termination occurs without “Cause” or if the executive leaves for “Good Reason” (as defined in their employment agreement). These agreements also provide for cash compensation and certain other benefits in the event of termination following a “Change of Control” of the company (i.e., a “double trigger”). Mr. Chaffin, Mr. Lynn and Ms. Hutcheson have severance agreements that provide for cash compensation and certain other benefits only in the event of termination following a “Change of Control” of the company (i.e., a “double trigger”). In addition, no tax gross-ups are provided in connection with any severance payments to our NEOs. Information regarding these payments, including a definition of key terms and the amount of benefits that would have been received by our NEOs had termination occurred on December 31, 2020, is found under Potential Payments on Termination or Change of Control on page 58.
Tax Deductibility Considerations
The committee’s policy is to consider the tax treatment of compensation paid to our executive officers with appropriate rewards for their performance. Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for their compensation in excess of $1.0 million paid to their chief executive officers and certain of their other executive officers. Prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”), signed into law on December 22, 2017, this limitation did not apply to “qualified performance-based compensation” within the meaning of Section 162(m).
As the result of the TCJA, the exception to the deduction limit of Section 162(m) for “qualified performance-based compensation” is not applicable to compensation paid after January 1, 2018 unless paid pursuant to any written binding contract (such as certain long-term equity incentive compensation awards) which was in effect on November 2, 2017. In 2020 we amended Mr. Reed’s employment agreement to remove a provision that, due to an unanticipated change in the tax laws, could have resulted in an unintended significant delay in payment of certain annual and long-term compensation payable to Mr. Reed (including following the period of Mr. Reed’s employment) that is nondeductible by us. While the committee considers the tax treatment of compensation paid to our executive officers and the potential non-deductibility of compensation under Section 162(m), the committee also believes that the interests of our stockholders are best served if we retain discretion and flexibility in awarding compensation to our NEOs, even where the compensation paid under such programs may not be fully deductible (and the committee has approved and may continue to approve the payment of compensation that is outside of the deductibility limitations of Section 162(m)).
Because we qualify as a REIT for Federal income tax purposes, we expect to distribute at least 100% of our net taxable income each year and therefore will not pay Federal income tax on our REIT taxable income. As a result, based on the level of cash compensation paid to our executive officers, we do not expect that any loss of a Federal income tax deduction as a result of Section 162(m) would materially impact our income tax liability. The committee will continue to monitor the tax and other consequences of our executive compensation programs as part of its primary objective of ensuring that compensation paid to our executives is reasonable, performance-based and consistent with our goals.

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Equity Grant Practices
Our omnibus incentive plan allows the committee to grant various types of equity awards to any eligible employee, including the NEOs. Annual equity awards to executives are approved by the committee and occur on the date of our first quarterly committee meeting of each year. Consistent with the terms of our omnibus incentive plan, the committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team, which are then ratified by the committee.
These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU award determined by dividing the dollar amount by the closing market price of our stock on the date immediately prior to the grant date. Annual RSU awards for directors are approved by the committee and are granted on the date the director is elected to the Board. These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU grant determined by dividing the dollar amount by the closing market price of our stock on the date immediately prior to the grant date.
Role of the Human Resources Committee and Management
The committee awards compensation to our NEOs and other executives consistent with our philosophy that compensation paid to our executives be fair, reasonable and competitive. The committee establishes and monitors compliance with our compensation philosophy, and the committee also oversees the development and administration of our compensation programs. Our management is responsible for the administration of our compensation programs once approved by the committee.
The committee makes all compensation decisions with respect to our NEOs, which are ratified by our Board. Our CEO annually reviews the performance of, and provides compensation recommendations for, each NEO (other than the CEO). In the case of the CEO, the CEO provides the committee with a self-assessment of his performance. The committee then reviews these items and discusses and approves compensation for each NEO based on the considerations previously discussed.
For a complete description of the committee’s members and its responsibilities, as well as information regarding the authority of our CEO to make limited equity grants to new members of our management team, see Committees of the Board on page 21. You may also view the committee’s charter on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).
Role of the Compensation Consultant
The committee has retained Aon as its outside compensation consultant since 2013. During 2020, Aon regularly attended committee meetings and reported directly to the committee on matters relating to compensation for our executives. During 2020 the committee requested that Aon:
•	Analyze the compensation for our NEOs and other executives and assess how target and actual short-term incentive compensation aligned with our compensation philosophy and objectives.
•	Develop recommendations for the committee on the size and structure of long-term incentive compensation awards.
•	Assist the committee in the review of this proxy statement and this Compensation Discussion and Analysis.
•	Provide the committee with ongoing advice and counsel on market compensation practices, trends and legal and regulatory changes and their impact on our compensation programs.
•	Advise the committee on the impact of the COVID-19 pandemic on the company’s compensation programs.
Advisory Vote on Executive Compensation
At our annual meeting in May 2020, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. In our say-on-pay vote, approximately 95.5% of the stockholder votes, excluding broker non-votes, were cast in favor of the say-on-pay resolution. As the committee reviewed our compensation practices, it was mindful of the level of support our stockholders had previously expressed for our compensation programs, including our “pay for performance” philosophy and

2021 NOTICE OF MEETING AND PROXY STATEMENT
emphasis on variable compensation. The committee intends to continue to consider the outcome of future advisory say-on-pay votes when making executive compensation decisions.
2021 NEO Compensation
At its February 24, 2021 meeting, the committee reviewed and approved the compensation to be paid to the NEOs for 2021, in light of our compensation philosophy and the recent developments discussed above.
Base Salary
Following a review of current compensation levels at the company and at peer companies, as well as the current economic and business environment facing the company, the committee determined that no adjustments would be made to base salary for 2021, and base salary for each NEO would remain at:
	2021 Base Salary ($)	% Increase from 2020 Base Salary
Colin Reed	1,100,000	—
Mark Fioravanti	600,000	—
Patrick Chaffin	475,000	—
Scott Lynn	400,000	—
Jennifer Hutcheson	340,000	—
Short-Term Cash Incentive Compensation
The committee also established criteria for short-term cash incentive compensation pursuant to our omnibus incentive plan. The committee determined that each NEO will have the opportunity to earn a percentage of his or her base salary based in part on the achievement of designated financial goals established under the incentive compensation plan, including Further Adjusted AFFO, and in part on designated strategic and operational objectives established by the committee designed to enable the company to continue its recovery from the effects of the COVID-19 pandemic. The following potential award opportunities (as a percentage of base salary) apply to each NEO, at the threshold, target and stretch levels, as follows:
	Threshold Level	Target Level	Stretch Level
Colin Reed	75%	150%	300%
Mark Fioravanti	62.5%	125%	250%
Patrick Chaffin	50%	100%	200%
Scott Lynn	50%	100%	200%
Jennifer Hutcheson	37.5%	75%	150%
These percentages were unchanged from 2020.
In choosing the Further Adjusted AFFO “target” performance goal for 2021 at its February 24, 2021 meeting, the committee considered the general economic climate then expected in 2021, the expected conditions in the hospitality and entertainment industries and our expected financial performance, taking into account the anticipated ongoing negative effects of the COVID-19 pandemic on our business and financial results. In setting these goals, the committee attempted to set performance goals to ensure that the relative level of difficulty of achieving these levels was consistent with prior years, taking into account the ongoing effects of the COVID-19 pandemic.
In establishing these targets for 2021, the committee made a determination that it will have the discretion to adjust AFFO for the year to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan. In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance.
The committee also has retained the discretion to lower the amount of, or not award, annual cash incentive compensation otherwise payable to an executive under the plan for 2021 if the executive does not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.

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Long-Term Equity Incentive Compensation
The committee also made the following long-term equity incentive compensation awards to the NEOs:
	Time-Based RSU Awards(1) (#)	Performance- Based RSU Awards(2) (#)	Long-Term Stockholder Value Creation Program RSU Awards(3) (#)
Colin Reed	22,355	23,158	47,059
Mark Fioravanti	9,000	9,000	15,882
Patrick Chaffin	4,000	4,000	8,382
Scott Lynn	3,500	3,500	7,059
Jennifer Hutcheson	2,500	2,500	4,500
(1)	The time-based RSUs vest ratably over four years, beginning March 15, 2022.
(2)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2024 based on our TSR performance over the three-year award cycle (January 1, 2021 – December 31, 2023) relative to the median of the TSR performance of a designated peer group.

(3)
Up to 100% of the Long-Term Stockholder Value Creation Program RSUs listed above will vest on March 15, 2024 based on the achievement of designated stock price targets during a three-year performance period (March 1, 2021 – March 1, 2024). These awards are part of a broad-based grant to the company’s management-level employees designed to further incentivize these employees in connection with the company’s recovery from the effects of the COVID-19 pandemic.

Human Resources Committee Report
The following report of the Human Resources Committee does not constitute soliciting material and should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report herein.
The Human Resources Committee (which functions as our compensation committee), comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the company’s management. Based on its review and these discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in these proxy materials.
Human Resources Committee:
Patrick Moore, Chairman
Robert Prather
Michael Roth

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Executive Compensation
The Summary Compensation Table below shows compensation information about our principal executive officer, our principal financial officer and the three other most highly compensated executive officers as of December 31, 2020 other than our principal executive officer and principal financial officer, as well as Mr. Westbrook, an executive officer who resigned effective September 1, 2020 and who is included in the chart below as an NEO as a result of the compensation received by him during 2020. As required by SEC rules, the compensation amounts listed below include non-cash items such as the grant date fair value of equity awards (some of which are performance-based and may or may not ultimately be earned).
2020 Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation(4) ($) (g)	Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation(7) ($) (i)	Total ($) (j)
Colin Reed Chairman & Chief Executive Officer	2020	1,079,012	—	3,312,847	—	—	—	51,411	4,443,270
	2019	982,857	181,312	2,819,700	—	2,118,688	—	89,051	6,191,608
	2018	925,165	149,963	2,478,521	—	1,350,037	—	89,014	4,992,700
Mark Fioravanti President & Chief Financial Officer	2020	572,949	200,000	1,501,520	—	—	—	34,606	2,309,075
	2019	542,851	125,774	939,900	—	974,226	—	41,339	2,624,090
	2018	527,049	44,635	789,659	—	635,265	—	42,293	2,038,901
Patrick Chaffin EVP & Chief Operating Officer - Hotels	2020	448,931	100,000	656,915	—	—	—	28,716	1,234,562
	2019	393,055	58,092	811,510	—	566,908	—	30,740	1,860,305
	2018	332,632	49,284	332,211	—	320,716	—	19,109	1,053,952
Scott Lynn EVP & General Counsel	2020	380,409	100,000	656,915	—	—	—	15,778	1,153,102
	2019	357,863	36,032	469,950	—	513,968	—	17,630	1,395,443
	2018	340,132	26,868	341,837	—	328,132	—	17,405	1,054,374
Jennifer Hutcheson(5) EVP, Corporate Controller & Chief Accounting Officer	2020	332,748	75,000	328,458	—	—	—	20,140	756,346
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Bennett Westbrook(6) Former EVP & Chief Development Officer	2020	264,904	—	656,915	—	—	—	1,080,481	2,002,300
	2019	407,172	40,464	469,950	—	584,536	—	34,551	1,536,673
	2018	395,296	28,841	394,829	—	381,159	—	33,722	1,233,847
(1)
Amounts shown are not reduced to reflect the NEO’s contributions to our 401(k) plan or elections to defer receipt of salary under our SUDCOMP plan. Amounts shown include the amounts actually paid to the NEO during the year and reflect, to the extent applicable, any changes in the base salary during the year. Amounts also include the payment of the following amounts in March 2021, which represent the base salary voluntarily foregone by each active NEO during 2020: Mr. Reed: $415,385; Mr. Fioravanti: $82,000; Mr. Chaffin: $63,462; Mr. Lynn: $54,173; and Ms. Hutcheson: $52,308.

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(2)
Represents a discretionary cash bonus award paid to the NEO in recognition of their contributions to the company’s operating and financial performance for the applicable fiscal year as described in the Compensation Discussion and Analysis above. Cash incentive compensation paid to each NEO pursuant to our short—term cash incentive compensation plan is reflected in the column above entitled Non-Equity Incentive Plan Compensation.

(3)
Represents a non-cash amount equal to the grant date fair value of the time-based RSU awards and performance-based RSU awards granted to the NEO, determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 8 to our consolidated financial statements for the three years ended December 31, 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, for the assumptions made in determining grant date fair value. The maximum dollar value of the performance-based RSU awards granted in 2020 (based on the grant-date fair value and assuming vesting at the stretch (150% performance level) are as follows: Mr. Reed: $2,475,000; Mr. Fioravanti: $1,177,500; Mr. Chaffin: $515,288; Mr. Lynn: $515,288; and Ms. Hutcheson $257,645. Except as described in Summary of Actual Payments Made in Connection with Mr. Westbrook’s Resignation, Mr. Westbrook forfeited these awards upon his resignation.

(4)	Represents amounts paid under our short-term cash incentive compensation plan for achievement of designated financial targets (and in the case of our CEO, designated strategic objectives).
(5)	Compensation for Ms. Hutcheson is provided only for 2020 because Ms. Hutcheson was not an NEO for 2019 or 2018.
(6)	Mr. Westbrook resigned from the Company, effective as of September 1, 2020.
(7)	The table below lists the components of the All Other Compensation amount for each NEO listed above:
Name	Company Match to 401(k) Plan ($)(a)	Company Match to SUDCOMP Plan ($)(b)	Group Term Life ($)(c)	Executive LTD ($)(d)	Other ($)(e)	Total ($)
Colin Reed	11,400	20,780	15,135	2,359	1,737	51,411
Mark Fioravanti	11,400	15,511	5,148	2,547	—	34,606
Patrick Chaffin	11,400	12,166	2,256	1,729	1,165	28,716
Scott Lynn	11,400	—	2,018	1,777	583	15,778
Jennifer Hutcheson	11,400	5,443	1,472	1,825	—	20,140
Bennett Westbrook	11,400	7,736	2,834	1,530	1,056,981	1,080,481
(a)	We make matching contributions to the 401(k) plan accounts of the NEOs as described in Compensation Discussion and Analysis above.
(b)
We make matching contributions to the SUDCOMP accounts of the NEOs as described in Nonqualified Deferred Compensation below. Does not include company matching amounts for SUDCOMP deferrals with respect to 2019 short-term cash incentive plan payments made in 2020.

(c)	Represents the cost associated with the executive group term life insurance not made available generally to other employees.
(d)	Represents the cost associated with the executive long term disability insurance not made available generally to other employees.
(e)
Represents, for Mr. Reed, $1,140 for personal use of aircraft and $597 for physical examination fees. Represents, for Mr. Chaffin and Mr. Lynn, personal use of aircraft. Represents, for Mr. Westbrook, $3,000 for physical examination fees and $1,053,981 paid in connection with Mr. Westbrook’s resignation, as outlined in Summary of Actual Payments Made in Connection with Mr. Westbrook’s Resignation. For purposes of reporting the value of personal usage of aircraft in this table, we use the incremental cost of such personal usage, calculated by estimating the direct variable operating cost of the aircraft on a per mile basis. These costs include the cost of fuel, maintenance, landing and parking fees, crew travel expenses and supplies. For trips by NEOs that involved mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). NEOs do not receive tax gross-ups for any imputed income related to personal use of aircraft.

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2020 Grants of Plan-Based Awards
The table below shows information about (1) the threshold, target and stretch (i.e., maximum) level of annual cash incentive awards for our NEOs for performance during 2020, and (2) RSU awards granted to our NEOs during 2020 under our long-term equity incentive compensation plan.
2020 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)(i)	Grant Date Fair Value of Stock Awards(4) ($)(j)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Colin Reed		807,692	1,615,385	3,230,769	—	—	—	—	—
	2/20/20	—	—	—	8,406	16,811	25,217	—	1,650,000
	2/20/20	—	—	—	—	—	—	18,571	1,662,847
Mark Fioravanti		367,269	734,538	1,469,077				—	—
	2/20/20	—	—	—	4,000	8,000	12,000	—	785,200
	2/20/20	—	—	—	—	—	—	8,000	716,320
Patrick Chaffin		231,731	463,462	926,923	—	—	—	—	—
	2/20/20	—	—	—	1,750	3,500	5,250	—	343,525
	2/20/20	—	—	—	—	—	—	3,500	313,390
Scott Lynn		195,581	391,162	782,323	—	—	—	—	—
	2/20/20	—	—	—	1,750	3,500	5,250	—	343,525
	2/20/20	—	—	—	—	—	—	3,500	313,390
Jennifer Hutcheson		122,706	245,412	490,824	—	—	—	—	—
	2/20/20	—	—	—	875	1,750	2,625	—	171,763
	2/20/20	—	—	—	—	—	—	1,750	156,695
Bennett Westbrook(5)		216,515	433,031	866,062	—	—	—	—	—
	2/20/20	—	—	—	1,750	3,500	5,250	—	343,525
	2/20/20	—	—	—	—	—	—	3,500	313,390
(1)
Represents threshold, target and stretch performance goal achievement payout levels established under our annual short-term cash incentive plan for 2020 performance. No awards were earned in 2020 based on the company’s financial performance.

(2)
Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period beginning January 1, 2020 and ending December 31, 2022. See Compensation Discussion and Analysis—2020 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

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(3)
Consists of time-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU is equivalent to one share of common stock on the date of grant, and will vest ratably over four years.

(4)
Grant date fair value of the RSU awards to the NEOs is determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 8 to our consolidated financial statements for the three years ended December 31, 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, for the assumptions made in determining grant date fair value.

(5)
Except as described in Summary of Actual Payments Made in Connection with Mr. Westbrook’s Resignation, these awards were forfeited by Mr. Westbrook upon his resignation from the Company effective September 1, 2020.

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Outstanding Equity Awards at 2020 Fiscal Year End
The table below shows information about the outstanding equity awards held by our NEOs as of December 31, 2020.
Outstanding Equity Awards at 2020 Fiscal Year End Table
	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Option Exercise Price ($)(d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested(1) (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)(g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)(h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)(i)
Colin Reed	—	—	—	—	46,680	3,163,037	—	—
	—	—	—	—	—	—	57,046	3,865,437
Mark Fioravanti	—	—	—	—	17,118	1,159,916	—	—
	—	—	—	—	—	—	21,040	1,425,670
Patrick Chaffin	—	—	—	—	11,878	804,853	—	—
	—	—	—	—	—	—	9,383	635,792
Scott Lynn	—	—	—	—	7,678	520,261	—	—
	—	—	—	—	—	—	9,480	642,365
Jennifer Hutcheson	—	—	—	—	6,779	459,345	—	—
	—	—	—	—	—	—	1,750	118,580
Bennett Westbrook	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	4,020	272,395
(1)
The following table provides information as of December 31, 2020 with respect to the vesting of each NEO’s outstanding time-based RSUs (including additional RSUs accrued with respect to dividends paid):

Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Patrick Chaffin	Scott Lynn	Jennifer Hutcheson	Bennett Westbrook
2/22/2017	3/15/2021	5,536	1,703	707	707	1,095	—
2/21/2018	3/15/2021	5,020	1,601	674	694	842	—
2/21/2019	3/15/2021	4,019	1,343	672	672	741	—
2/20/2020	3/15/2021	4,767	2,053	898	898	450	—
2/21/2018	3/15/2022	5,005	1,589	661	680	831	—
2/21/2019	3/15/2022	4,019	1,343	672	672	741	—

2021 NOTICE OF MEETING AND PROXY STATEMENT
Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Patrick Chaffin	Scott Lynn	Jennifer Hutcheson	Bennett Westbrook
2/20/2020	3/15/2022	4,767	2,053	898	898	449	—
5/20/2019	5/20/2022	—	—	2,120	—	—	—
2/21/2019	3/15/2023	4,018	1,328	661	661	733	—
2/20/2020	3/15/2023	4,767	2,053	898	898	450	—
5/20/2019	5/20/2023	—	—	2,119	—	—	—
2/20/2020	2/20/2024	4,762	2,052	898	898	447	—
(2)	Market value was determined based on the December 31, 2020 NYSE closing price of our common stock ($67.76).
(3)	The following table provides information with respect to the vesting of the performance-based RSUs granted to each NEO:
Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Patrick Chaffin	Scott Lynn	Jennifer Hutcheson	Bennett Westbrook(c)
2/22/2018(a)	3/15/2021	25,235	8,040	3,383	3,480	—	4,020
2/21/2019(b)	3/15/2022	15,000	5,000	2,500	2,500	—	—
2/20/2020(b)	3/15/2023	16,811	8,000	3,500	3,500	1,750	—
(a)
The number of shares listed above with respect to the February 22, 2018 performance-based RSU grant assume vesting at the stretch (150%) performance level. The RSUs ultimately vested at this payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. See Compensation Discussion and Analysis—2020 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(b)
The number of RSUs listed above with respect to the February 21, 2019 grant assume vesting at the target (100%) performance level, and the number of RSUs listed above with respect to the February 20, 2020 grant assume vesting at the target (100%) performance level, in each case taking into account performance to date with respect to the performance metrics under the award agreement. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period (a period from January 1, 2019 to December 31, 2021 for the February 21, 2019 awards; and a period from January 1, 2020 to December 31, 2022 for the February 20, 2020 awards). See Compensation Discussion and Analysis—2020 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(c)	Represents the number of shares awarded to Mr. Westbrook pursuant to his employment agreement. See Summary of Actual Payments Made in Connection with Mr. Westbrook’s Resignation below.

2021 NOTICE OF MEETING AND PROXY STATEMENT
2020 Option Exercises and Stock Vested
The table below shows information about the exercise of stock options by the NEOs and the vesting of the NEOs’ RSU awards in 2020.
2020 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired Upon Exercise (#)(b)	Value Realized Upon Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting(1) ($)(e)
Colin Reed	—	—	48,946	1,847,712
Mark Fioravanti	—	—	15,554	587,164
Patrick Chaffin	—	—	6,598	249,075
Scott Lynn	—	—	6,615	249,716
Jennifer Hutcheson	—	—	3,494	131,899
Bennett Westbrook	—	—	12,079	450,084
(1)	Equal to the number of shares of common stock issued upon vesting of RSUs multiplied by the closing market price of our common stock on the NYSE on the day prior to the vesting date.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Other Compensation Information
Pension Benefits
No NEOs participate in our frozen defined benefit plan.
Nonqualified Deferred Compensation
Supplemental Deferred Compensation
Our supplemental deferred compensation plan, or SUDCOMP, is a nonqualified plan that allows eligible participants, including NEOs (whose ability to contribute amounts to our 401(k) plan may be limited by IRS regulations), to defer up to 40% of their base salary, less amounts deferred under our 401(k) plan, and up to 100% of their short-term cash incentive compensation. We contribute one dollar for each dollar contributed by the participant, up to four percent of the participant’s contributions (less matching amounts under our 401(k) plan).
Participants elect hypothetical investment options mirroring the funds in our 401(k) plan, with the exception of company stock. Participants can change their investment selections on a daily basis in the same manner as the 401(k) plan. Deferred amounts are credited with earnings or losses based on the rate of return of the investment options selected by the participant. When participants elect to defer amounts into the SUDCOMP, they also select when the amounts will be distributed to them. Distributions may either be made in a specific year (whether or not employment has then ended) or at a time that begins at or after termination of employment. Distributions can be made in a lump sum or up to 15 annual installments. However, after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum (without regard to his or her election) if the balance is $10,000 or less.
Supplemental Executive Retirement Plan
When we recruited Mr. Reed to join us in 2001, we agreed to establish a supplemental executive retirement plan, or SERP, for Mr. Reed with an initial retirement benefit of $2.5 million. We believed at the time (and continue to believe) that the SERP was a material factor in Mr. Reed’s agreement to give up benefits at his former employer and to begin working for us. We believe that the SERP benefit was necessary to attract and retain a highly qualified executive such as Mr. Reed. Mr. Reed’s April 23, 2001 employment agreement with us established the SERP, which fully vested on April 23, 2005.
In 2004, as part of an amendment to Mr. Reed’s employment agreement extending his employment term, we agreed to adjust the initial SERP benefit for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. At that time, we also agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit fully vested on May 1, 2010. Mr. Reed is entitled to receive all of his SERP benefit upon any termination of employment. Mr. Reed has elected to receive his SERP benefits, as adjusted, in the form of one lump sum payment.
On February 4, 2008, we entered into a new employment agreement with Mr. Reed which did not modify the terms of the SERP. On December 18, 2008, we amended Mr. Reed’s employment agreement to allow him to make an irrevocable election to invest his SERP benefit in our common stock. We established an independent rabbi trust and transferred cash in an amount equal to the then-current balance of the SERP benefit, and the independent trustee of the rabbi trust purchased shares of our common stock in the open market.
Mr. Reed is now only entitled to a distribution of our stock and any accrued cash dividends held by the rabbi trust in satisfaction of his SERP benefit. We believe that the ownership of shares of common stock by the rabbi trust and the distribution of those shares and any accrued cash dividends to Mr. Reed in satisfaction of his SERP benefit meets requirements necessary so that we will not recognize any increase or decrease in expense as a result of subsequent changes in the

2021 NOTICE OF MEETING AND PROXY STATEMENT
value of our common stock. The terms of the rabbi trust provide that, to the extent that the shares owned by the rabbi trust are entitled to vote on any matter, the rabbi trustee will be entitled to vote such shares. In 2020 we amended the SERP to remove a provision that, due to an unanticipated change in the tax laws, could have resulted in an unintended significant delay in payment of the SERP benefit to Mr. Reed upon the termination of Mr. Reed’s employment.
2020 Nonqualified Deferred Compensation Table
The table below shows each NEO’s salary deferrals, company matching obligations, earnings and account balances in the SUDCOMP (and, in the case of Mr. Reed, his SERP), as of December 31, 2020.
Name (a)	Plan (b)	Executive Contributions in Last FY(1) ($)(c)	Registrant Contributions in Last FY ($)(d)	Aggregate Earnings (Losses) in Last FY(2) ($)(e)	Aggregate Withdrawals/ Distributions in Last FY ($)(f)	Aggregate Balance at Last FYE(3) ($)(g)
Colin Reed	SUDCOMP	208,672	20,779	637,944	—	23,929,269
Colin Reed	SERP(4)	—	—	(9,677,528)(5)	—	43,938,429(6)
Mark Fioravanti	SUDCOMP	24,765	17,301	278,526	—	1,996,646
Patrick Chaffin	SUDCOMP	22,205	12,166	48,941	—	391,020
Scott Lynn	SUDCOMP	—	—	(40,131)	—	240,709
Jennifer Hutcheson	SUDCOMP	12,977	5,443	10,246	—	115,716
Bennett Westbrook	SUDCOMP	37,544	7,736	250,791	—	1,492,054
(1)
Amounts in this column are reported as compensation in the 2020 Summary Compensation Table above. Amounts in this column do not include deferrals of cash incentive compensation amounts with respect to the 2019 fiscal year paid in 2020 (in the case of Mr. Fioravanti, $38,969) or company matching amounts with respect to such deferral (in the case of Mr. Fioravanti, $36,453).

(2)	None of the amounts in this column are included as compensation in the 2020 Summary Compensation Table above because above-market or preferential earnings are not available.
(3)
Of the amounts listed in this column with respect to the SUDCOMP, the following amounts have been reported as compensation in the 2020 Summary Compensation Table above or previous years (or would have been reported if the NEO had been included in our proxy statement in those years): Mr. Reed: $9,292,421; Mr. Fioravanti: $616,232; Mr. Chaffin: $133,752; Mr. Lynn: $166,834; Ms. Hutcheson: $60,590; and Mr. Westbrook $509,598. With respect to Mr. Reed’s SERP, no amounts have been reported as compensation in the Summary Compensation Table for 2020 or previous years.

(4)
We have summarized the SERP benefit using the disclosure format prescribed by the SEC for nonqualified deferred compensation (under Item 402(i) of SEC Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the value of the SERP benefit in 2020 was based solely on the amounts previously contributed.

(5)
Represents the change in market value of our common stock from December 31, 2019 to December 31, 2020, plus the reinvestment of cash dividends received on the shares of common stock held in the SERP. This amount has not been reported as compensation in the Summary Compensation Table for 2020 or previous years since above-market or preferential returns are not available with respect to the SERP.

(6)
Represents the value of both the initial SERP benefit and the additional SERP benefit as of December 31, 2020, which is calculated by multiplying the 648,290 shares of our common stock held by the rabbi trust on such date by the December 31, 2020 NYSE closing price of our common stock ($67.76), plus accrued cash.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Potential Payments on Termination or Change of Control
Employment and Severance Agreements
Mr. Reed, Mr. Fioravanti each have (and Mr. Westbrook had, prior to his resignation) employment agreements with us, originally entered into in February 2008, with an initial two-year term and automatically renewing two-year terms (unless either party provides notice of non-renewal). Mr. Reed’s employment agreement was amended in December 2008 and September 2010. Mr. Fioravanti’s employment agreement was amended in February 2010 and September 2010. In November 2012, Mr. Reed’s and Mr. Fioravanti’s employment agreements were amended in connection with our REIT restructuring. Mr. Fioravanti’s employment agreement was amended in March 2015. Mr. Reed’s employment agreement was also amended in December 2020. Mr. Reed’s and Mr. Fioravanti’s employment agreements, together with each of their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for cash payments and other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control (as defined below). Payment of these amounts generally is conditioned upon compliance with the other provisions of the agreement, which include confidentiality obligations and nonsolicitation and noncompetition provisions.
Mr. Chaffin, Mr. Lynn and Ms. Hutcheson each have severance agreements with us, entered into in February 2018, with a two-year term with respect to Mr. Chaffin and Mr. Lynn and a one-year term with respect to Ms. Hutcheson, and with automatic renewals of the same length (unless either party provides notice of non-renewal). The severance agreements provide for cash payments and other benefits only in connection with Mr. Chaffin’s, Mr. Lynn’s and Ms. Hutcheson’s termination of employment in the event of a Change of Control. Payment of these amounts generally is conditioned upon compliance with the other provisions of the severance agreement, which include confidentiality obligations. In addition, Mr. Chaffin’s, Mr. Lynn’s and Ms. Hutcheson’s equity incentive award agreements, and the terms of our incentive and other benefit plans, provide for other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control.
Description of Potential Payments on Termination or Change of Control
The discussion below outlines our obligations to our NEOs (other than Mr. Westbrook) upon a termination or Change of Control. Except as otherwise noted, the discussion applies to each NEO (other than Mr. Westbrook). The payments made to Mr. Westbrook in connection with his resignation, effective as of September 1, 2020, are set forth below.
Payments Made on Any Termination of Employment
Regardless of the manner in which an NEO’s employment with us is terminated, the NEO would be entitled to receive amounts which have been earned by the NEO pursuant to the terms of our incentive and other benefit plans(1).
(1)
These amounts consist of: (1) accrued but unpaid base salary through the date of termination; (2) any unpaid portion of any annual short-term cash incentive compensation bonus for prior calendar years; (3) accrued but unpaid vacation pay, unreimbursed employment-related expenses and other benefits owed to the NEO under our general employee benefit plans or policies; (4) all vested 401(k) plan and SUDCOMP account balances; and (5) in the case of Mr. Reed, his SERP benefit.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Payments Made on Termination With Cause or Resignation Without Good Reason
Mr. Reed’s and Mr. Fioravanti’s employment agreements each provide that if the executive is terminated for Cause(2) or if he resigned without Good Reason(3) he would not be entitled to receive any payments (other than as listed under Payments Made on Any Termination of Employment).
Payments Made on Death or Disability
Mr. Reed’s and Mr. Fioravanti’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits (in addition to payments under our disability or life insurance plans) if the executive dies or becomes “permanently disabled” (defined as a physical or mental incapacity rendering him unable to perform job duties for 90 consecutive days or for a total of 180 days in any 12 month period):
•	all amounts under Payments Made on Any Termination of Employment above;
•	a pro rata portion of his annual short-term cash incentive compensation in the year of termination;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria;

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date); and
•
in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

In the event of Mr. Chaffin’s, Mr. Lynn’s or Ms. Hutcheson’s death or permanent disability, the executive would be entitled, under the terms of his or her equity incentive award agreements and the terms of our incentive and other benefit plans, to the following (in addition to payments under our disability or life insurance plans):
•	all amounts under Payments Made on Any Termination of Employment above;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria; and

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date).
(2)
Under Mr. Reed’s and Mr. Fioravanti’s employment agreements, the term “Cause” is defined as: fraud, self-dealing, embezzlement or dishonesty in the course of employment, or any conviction of a crime involving moral turpitude; a failure to comply with any valid or legal company directive, or any material uncured breach of obligations under the employment agreement; or the executive’s failure to adequately perform his responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under his control have been materially harmed as a result of gross negligence or willful misconduct.

(3)
Under Mr. Reed’s and Mr. Fioravanti’s employment agreements, the term “Good Reason” is defined as: any adverse change in the executive’s position or title (whether or not approved by our Board), any assignment over the executive’s reasonable objection to any duties materially inconsistent with his current status or a substantial adverse alteration in the nature of his responsibilities; a reduction in the executive’s annual base salary; a failure to pay any portion of the executive’s current compensation, or a failure to continue in effect any material compensatory plan (or equivalent) in which the executive may participate; permanent relocation of the executive’s principal place of employment to a location other than our corporate headquarters; a failure to provide, or a material reduction of, any insurance, retirement savings plan or other employee benefits package substantially similar to those enjoyed by other senior executives in which the executive is entitled to participate; or a material uncured breach of the company’s obligations under the executive’s employment agreement (or the company’s failure to renew it).

2021 NOTICE OF MEETING AND PROXY STATEMENT
Payments Made on Termination Without Cause or Resignation for Good Reason (Other Than Following a Change of Control)
Mr. Reed’s and Mr. Fioravanti’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits if the executive is terminated without Cause (or resigned for Good Reason), other than following a Change of Control:
•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:
Mr. Reed	Mr. Fioravanti
2x base salary plus 2x last year’s annual short-term cash incentive compensation	1x base salary plus 1x last year’s annual short-term cash incentive compensation
•	in the case of Mr. Fioravanti, a pro rata portion of his annual cash bonus in the year of termination;
•	immediate vesting of RSUs as follows (in the case of performance-based RSUs, to the extent of the satisfaction of applicable performance criteria):
Mr. Reed	Mr. Fioravanti
all awards scheduled to vest within 2 years of termination	all awards scheduled to vest within 1 year of termination
•	the accelerated vesting of the following stock option awards:
Mr. Reed	Mr. Fioravanti
all unvested stock options scheduled to vest within 2 years of termination	all unvested stock options scheduled to vest within 1 year of termination
Mr. Reed would have 2 years from termination to exercise the awards, while Mr. Fioravanti would have 1 year from termination to exercise the awards; and
•
in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

Payments Made on Termination Without Cause or Resignation for Good Reason Following a Change of Control
Mr. Reed’s and Mr. Fioravanti’s employment agreements (and Mr. Chaffin’s, Mr. Lynn’s and Ms. Hutcheson’s severance agreements), together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for payments and other benefits in the event of a termination in a designated period(4) following a Change of Control. With respect to the employment agreements with Mr. Reed and Mr. Fioravanti (and the severance agreements with Mr. Chaffin, Mr. Lynn and Ms. Hutcheson), a “Change of Control” is deemed to occur if:
•	any person, other than us, our benefit plan or our designated affiliates, becomes the beneficial owner of 35% or more of our outstanding voting stock;
•	a majority of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board;
•
following a merger, tender or exchange offer, other business combination or contested election, the holders of our stock prior to the transaction hold less than a majority of the combined voting power of the combined entity; or

•	we sell all or substantially all of our assets.
(4)	For Mr. Reed, Mr. Fioravanti and Ms. Hutcheson, this period is one year. For Mr. Chaffin and Mr. Lynn, this period is two years

2021 NOTICE OF MEETING AND PROXY STATEMENT
If any of our NEOs were terminated without Cause(5) (or resigned for Good Reason(6)) following a Change of Control within the designated period, the executive would be entitled to receive:
•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:
Mr. Reed & Mr. Fioravanti	Mr. Chaffin & Mr. Lynn
3x base salary plus 3x highest short-term cash incentive compensation in last 3 years	2x base salary plus 2x last year’s annual short-term cash incentive compensation
Ms. Hutcheson
1x base salary plus 1x last year’s annual short-term cash incentive compensation
•	immediate vesting of all RSUs, with performance- based RSUs vesting at the target level;
•	the accelerated vesting of all outstanding stock option awards. Each NEO would have 2 years from termination to exercise the awards;
•
continuation of health care coverage at employee rates: for Mr. Reed and his spouse, until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or until we stop providing health care coverage to our employees; for Mr. Fioravanti, for 3 years from termination; for Mr. Chaffin and Mr. Lynn, for 2 years from the Change of Control; and for Ms. Hutcheson, for 1 year from the Change of Control;

•	in the case of Mr. Fioravanti, executive physical examination fees for 3 years.
In addition, under the terms of our omnibus incentive plan and the award agreements issued thereunder, in the event of a Change of Control(7), irrespective of any termination of employment, all outstanding RSU awards held by our NEOs and other employees would vest immediately, with performance-based RSUs vesting at target level, and all outstanding stock option awards held by our NEOs and other employees would automatically accelerate and become exercisable.
(5)	The severance agreements for Mr. Chaffin, Mr. Lynn and Ms. Hutcheson provide that the executive may be terminated for Cause if the executive was terminated for gross misconduct.
(6)
The severance agreements for Mr. Chaffin, Mr. Lynn and Ms. Hutcheson provide that the executive may terminate his or her employment for Good Reason following a Change of Control if: the executive’s salary is reduced, there is a material reduction in the executive’s benefits or there is a material change in the executive’s status, working conditions or management responsibilities; or the executive is required to relocate his/her residence more than 100 miles from our corporate headquarters.

(7)
Under our 2016 omnibus incentive plan, a “Change of Control” is deemed to occur if: (i) any person (subject to certain exceptions) becomes the beneficial owner of 35% or more of the combined voting power of our then outstanding voting securities; (ii) two-thirds of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board; (iii) following the consummation of a merger, consolidation or reorganization, (a) the holders of our voting securities immediately prior to the transaction hold less than a majority of the combined voting power of the resulting entity in substantially the same proportion as their ownership prior to such merger, consolidation or reorganization, (b) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such transaction constitute less than two-thirds of the members of the board of directors of the resulting entity, and (c) no person (subject to certain exceptions) has beneficial ownership of 35% or more of the resulting entity’s then outstanding voting securities; (iv) we completely liquidate or dissolve the company; or (v) we sell substantially all of our assets to any person, other than a transfer to a subsidiary of the company.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Summary of Potential Payments on Termination or Change of Control
The following tables estimate the value of the potential payments on termination or change of control of the company for the NEOs (other than Mr. Westbrook) as of December 31, 2020.
Benefits and Payments Upon Termination	Termination for Cause or Resignation Without Good Reason ($)	Retirement ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Upon a Change of Control(10) ($)
Cash Severance
Mr. Reed	—	—	—	6,437,376(1)	9,656,064(2)
Mr. Fioravanti	—	—	—	1,574,226(3)	4,722,678(2)
Mr. Chaffin	—	—	—	—	2,083,816(1)
Mr. Lynn	—	—	—	—	1,827,936(1)
Ms. Hutcheson	—	—	—	—	546,174(3)
Non-Equity Incentive Compensation
Mr. Reed	—	—	—	—	—
Mr. Fioravanti	—	—	—	—	—
Mr. Chaffin	—	—	—	—	—
Mr. Lynn	—	—	—	—	—
Ms. Hutcheson	—	—	—	—	—
Performance-Based RSU Accelerated Vesting(4)
Mr. Reed	—	—	3,295,440	2,156,326	3,295,440
Mr. Fioravanti	—	—	1,244,074	363,194	1,244,074
Mr. Chaffin	—	—	559,359	—	559,359
Mr. Lynn	—	—	563,763	—	563,763
Ms. Hutcheson	—	—	118,580	—	118,580
Time-Based RSU Accelerated Vesting(5)
Mr. Reed	—	—	3,163,037	2,245,092	3,163,037
Mr. Fioravanti	—	—	1,159,916	453,992	1,159,916
Mr. Chaffin	—	—	804,853	—	804,853
Mr. Lynn	—	—	520,261	—	520,261
Ms. Hutcheson	—	—	459,345	—	459,345
Other Benefits and Perquisites
Mr. Reed	—	—	212,535(6)	212,535(6)	212,535(6)
Mr. Fioravanti	—	—	—	—	38,496(7)
Mr. Chaffin	—	—	—	—	30,824(8)
Mr. Lynn	—	—	—	—	39,132(8)
Ms. Hutcheson	—	—	—	—	15,412(9)

2021 NOTICE OF MEETING AND PROXY STATEMENT
(1)	Amount equal to two times base salary in effect at December 31, 2020, plus two times short-term cash incentive compensation for the 2019 fiscal year.
(2)
Amount equal to three times base salary in effect at December 31, 2020, plus three times short-term cash incentive compensation for the 2019 fiscal year (the highest short-term cash incentive compensation for the last three fiscal years).

(3)	Amount equal to one times base salary in effect at December 31, 2020, plus one times short-term cash incentive compensation for the 2019 fiscal year.
(4)
Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2020 NYSE closing price of our common stock ($67.76), assuming vesting at the target (100%) performance level. The 2018 performance-based RSUs ultimately vested in March 2020 at the stretch (150%) payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. The number of shares of common stock to be issued upon vesting of the remaining performance-based RSUs will ultimately be based upon the actual achievement of the performance goals stated in the applicable award agreement.

(5)	Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2020 NYSE closing price of our common stock ($67.76).
(6)
Represents health insurance coverage for Mr. Reed and his spouse for a period of 15 years (assuming a life expectancy of 88 years for Mr. Reed and assuming an annual cost of $14,169, which was the cost of such benefit in 2020).

(7)	Represents health insurance coverage and physical examination fees for a period of three years.
(8)	Represents health insurance coverage for a period of two years.
(9)	Represents health insurance coverage for a period of one year.
(10)
The awards underlying the amounts set forth under the headings “Performance-Based RSU Accelerated Vesting” and “Time-Based RSU Accelerated Vesting” will automatically vest, with performance-based RSU awards vesting at target level, upon a Change of Control (as defined in the applicable omnibus incentive plan and the award agreements issued thereunder), irrespective of whether or not the NEO is terminated in connection with a Change of Control.

Summary of Actual Payments Made in Connection with Mr. Westbrook’s Resignation
Mr. Westbrook resigned from the company, effective as of September 1, 2020. The table below shows the incremental benefits paid to him as a result of his resignation, which were the amounts payable to Mr. Westbrook upon a termination without cause under his employment agreement.
Cash Severance	$1,024,536(1)
Non-Equity Incentive Compensation	—
Performance-Based RSU Accelerated Vesting	$272,395(2)
Time-Based RSU Accelerated Vesting	$122,837(3)
Other Benefits and Perquisites	$29,445(4)
(1)	Amount equal to one times base salary in effect at September 1, 2020, plus one times short-term cash incentive compensation for the 2019 fiscal year.
(2)
Calculated by multiplying the number of shares of common stock issued on the vesting of the 2018 performance-based RSU awards (which vested at the stretch (150%) performance level on March 15, 2021) by the December 31, 2020 NYSE closing price of our common stock ($67.76). On March 15, 2021, 4,020 shares of common stock were issued to Mr. Westbrook upon the vesting of this RSU award. Upon his resignation Mr. Westbrook forfeited the 2019 performance-based RSU awards (2,500 RSUs) and 2020 performance-based RSU awards (3,500 RSUs) which had been previously granted to him.

(3)
Calculated by multiplying the number of shares of common stock issued on the vesting of 3,219 time-based RSU awards on September 1, 2020 (which represents 847 RSUs granted on February 22, 2017, 802 RSUs granted on February 22, 2018, 672 RSUs granted on February 21, 2019, and 898 RSUs granted on February 20, 2020, all of which were scheduled to vest within one year of Mr. Westbrook’s resignation) by the August 31, 2020 NYSE closing price of our common stock ($38.16). Mr. Westbrook forfeited all remaining time-based RSUs which had previously been granted to him (a total of 4,815 RSUs).

(4)	Consists of $19,957 in continuing health care benefits (in the form of a COBRA supplement) and $9,488 in accrued and unpaid vacation pay.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Director Compensation
Cash Compensation
Each non-employee director was scheduled to receive the following annual cash compensation in 2020:
Compensation Item	Amount ($)
Annual Retainer (Independent Directors)	65,000
Lead Independent Director	30,000
Audit Committee Chairman	25,000
Human Resources Committee Chairman	20,000
Nominating and CG Committee Chairman	15,000
Audit Committee Members	10,000
Human Resources Committee Members	10,000
Nominating and CG Committee Members	7,500
No changes were made to the scheduled level of cash compensation received by our non-employee directors in 2020 as set forth above compared to 2019. This level of annual cash compensation, which was recommended by the Human Resources Committee and approved by the full Board of Directors, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
As a result of the impact of the COVID-19 pandemic on the Company’s 2020 financial results, the Board unanimously elected to voluntarily reduce their annual cash compensation by 25% for the period from June 1, 2020 until December 31, 2020.
Directors may elect to defer their cash compensation in the form of RSUs, the receipt of which will be deferred until either a specified date or the director’s retirement or resignation from the Board. All directors are reimbursed for expenses incurred in attending meetings. Mr. Reed does not receive cash compensation for his service as a director.
Equity-Based Compensation
During 2020 each non-employee director was entitled to receive, as of the date of the first board meeting following the annual meeting of stockholders, an annual grant of RSUs having a fixed dollar value of $95,000 (based upon the fair market value of our common stock on the grant date), which was unchanged from 2019. The level of annual equity-based compensation paid to non-employee directors, which was recommended by the Human Resources Committee and approved by the full Board of Directors, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
As a result of the impact of the COVID-19 pandemic, the Board voluntarily agreed to an approximate 30% reduction in the number of RSUs to which each non-employee director was otherwise entitled to receive for 2020. Accordingly, each non-employee director received an annual grant of 2,500 RSUs for 2020.
RSUs granted to directors vest fully on the first anniversary of the date of grant and are settled in shares of our common stock on such date, unless receipt of such shares is deferred by the director. Until shares of common stock are issued in conversion of the RSUs, the director does not have any rights as a stockholder with respect to such RSUs, other than the right to receive additional RSUs equal to any dividends paid on our common stock.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Director Stock Ownership Guidelines
We have adopted stock ownership guidelines for our non-employee directors, which require directors to hold a minimum of 6,000 shares of our common stock, with a five-year time period to comply. Shares of common stock issuable upon the vesting of RSUs are credited toward this requirement. If a non-employee director is not currently in compliance with these guidelines (regardless of the applicable grace period for compliance) the non-employee director must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options. As of January 31, 2021 (the annual compliance date), after taking into account the applicable grace period, all of our non-employee directors then serving in office met this requirement, as follows:
	Required Ownership (#)	Shares Owned(1) (#)
Rachna Bhasin	6,000	7,990
Alvin Bowles	6,000	5,105
Fazal Merchant	6,000	7,015
Patrick Moore	6,000	14,305
Christine Pantoya	6,000	3,968
Robert Prather	6,000	33,527
Michael Roth	6,000	41,212
(1)
Includes the following shares represented by RSUs held by each director: Ms. Bhasin 2,500; Mr. Bowles: 4,471; Mr. Merchant: 2,500; Mr. Moore: 14,305; Ms. Pantoya: 2,500; Mr. Prather: 29,567; and Mr. Roth: 2,500.

2021 NOTICE OF MEETING AND PROXY STATEMENT
2020 Non-Employee Director Compensation Table
The following table summarizes the annual compensation for 2020 for our non-employee directors who served as directors in 2020.
Name (a)	Fees Earned or Paid in Cash(1) ($)(b)	Stock Awards(2) ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compen- sation ($)(e)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3) ($)(f)	All Other Compen- sation ($)(g)	Total ($)(h)
Rachna Bhasin	64,375	66,900	—	—	—	—	131,275
Alvin Bowles	66,875	66,900	—	—	—	—	133,775
Fazal Merchant	66,875	66,900	—	—	—	—	133,775
Patrick Moore	84,375	66,900	—	—	—	—	151,275
Christine Pantoya	66,875	66,900	—	—	—	—	133,775
Robert Prather	91,875	66,900	—	—	—	—	158,775
Michael Roth	111,875	66,900	—	—	—	—	178,775
(1)
The amount listed above represents cash compensation paid to the director or amounts which have been deferred by the director, as described above. Compensation for service on the Board and its committees is payable quarterly in arrears. Due to the timing of payments, these amounts may not correspond to the amounts listed above under Cash Compensation.

(2)
Represents the grant date fair value of the annual grant of 2,500 RSUs to the non-employee directors then serving as directors on May 13, 2020, determined in accordance with FASB ASC Topic 718. See Note 8 to our consolidated financial statements for the three years ended December 31, 2020 filed with the SEC on February 26, 2021 for the assumptions made in determining grant date fair value. As of December 31, 2020, the non-employee directors then serving as directors held the following RSUs (consisting of annual RSU grants, including RSUs previously deferred, and RSUs granted pursuant to the directors deferred compensation plan, as adjusted for dividends paid on our common stock):

Non-Employee Director	RSUs (#)
Rachna Bhasin	2,500
Alvin Bowles	4,471
Fazal Merchant	3,768
Patrick Moore	14,305
Christine Pantoya	2,500
Robert Prather	29,567
Michael Roth	2,500
(3)
During 2020 no directors elected to defer annual cash compensation pursuant to the directors deferred compensation plan described above. No amount would have been reported in this column due to the fact that above-market or preferential earnings were not available under the plan.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Certain Transactions

During 2020 there were no related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
Our policies and procedures for the review, approval or ratification of related person transactions (including those required to be disclosed under Item 404(a) of SEC Regulation S-K) are referenced in our Code of Business Conduct and Audit Committee charter and are as follows: Possible related person transactions are first screened by the company’s legal department for materiality and then sent to the Audit Committee of the Board (or, if otherwise determined by the Board, another committee of the Board) for review, discussion with the company’s management and independent registered public accounting firm and approval. In its discretion, the Audit Committee (or other committee) may also consult with our legal department or external legal counsel. Audit Committee (or other committee) review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee (or other committee) meeting.
Equity Compensation Plan Information
December 31, 2020 Equity Compensation Plan Information Table
The table below includes information about our equity compensation plans as of December 31, 2020:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	359,903(1)	—(1)	1,177,482
Equity compensation plans not approved by security holders	—	—	—
Total:	359,903(1)	—(1)	1,177,482
(1)
Consists of: 247,934 shares issuable upon the vesting of time-based RSUs, with a weighted-average grant date fair value of $73.32 per share; and 111,969 shares issuable upon the vesting of performance-based RSUs, with a weighted-average grant date fair value of $89.68 per share (valuing the 2018 performance-based RSUs at the stretch (150%) level and the remaining performance-based RSUs outstanding at the target (100%) level).

2021 NOTICE OF MEETING AND PROXY STATEMENT
Our Independent Registered Public Accounting Firm
Appointment of Ernst & Young LLP
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The committee has appointed Ernst & Young LLP as our independent registered public accounting firm, who will audit our consolidated financial statements for 2021 and the effectiveness of our internal control over financial reporting as of December 31, 2021. This appointment has been submitted for your ratification.
The committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and its stockholders. In making this determination, the committee and the Board have taken into account Ernst & Young LLP’s significant institutional knowledge of our business, operations, accounting policies and financial systems, and internal controls framework, as well as Ernst & Young LLP’s technical expertise (including with respect to REITs), efficiency of services, quality of communications with the committee and management and independence. In addition, in accordance with applicable rules on partner rotation, Ernst & Young LLP rotates its lead audit engagement partner not less than every five years. The committee is involved in considering the selection of Ernst & Young LLP’s primary engagement partner when there is a rotation.
If you do not ratify the appointment of Ernst & Young LLP, the committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.
Fee Information
We paid the following amounts as audit, audit-related, tax and other services fees to Ernst & Young LLP for the years ended December 31, 2020 and 2019:
Description of Services	2020 Fees ($)	2019 Fees ($)
Audit Fees	1,378,975	1,825,834
Audit-Related Fees	211,000	199,000
Tax Fees	199,935	293,211
All Other Fees	—	—
Total:	1,789,910	2,318,045
Audit and Audit-Related Services
The fees for audit services during 2020 and 2019 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the SEC and reviews of our 2020 and 2019 quarterly financial statements. The fees for audit-related services during 2020 and 2019 represent fees related to a stand-alone audit of the Gaylord Rockies joint venture (of which we paid our pro rata share). Ernst & Young LLP did not provide professional services during 2020 or 2019 related to financial information systems design and implementation.
Tax Services
In 2020, approximately 48% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance with respect to our REIT compliance efforts. The remaining 52% of fees in 2020 were for non-recurring tax services related primarily to tax advice and planning with respect to a legal entity restructuring and the transaction in which we increased our ownership interest in the Gaylord Rockies joint venture. In 2019, approximately 21% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance with respect to our REIT compliance efforts. The

2021 NOTICE OF MEETING AND PROXY STATEMENT
remaining 79% of fees for tax services in 2019 related primarily to tax advice and planning with respect to a legal entity restructuring and a debt restructuring.
We expect that, due to our REIT status and the nature of our assets (including the Gaylord Rockies joint venture project), tax services fees paid to Ernst & Young LLP in a given year may be higher than those tax services fees paid to Ernst & Young LLP than in years when we were operating as a taxable operating company. However, we believe that the engagement of Ernst & Young LLP to provide these REIT-related services, and the amount of fees paid to Ernst & Young LLP in 2020 and 2019 to provide these services, was appropriate and in the best interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure. We believe this expertise is critical to our ongoing REIT compliance efforts.
Audit Committee Pre-Approval Policy
All audit, audit-related, tax and other services were pre-approved by the committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The committee’s pre-approval policy provides for pre-approval of audit, audit-related, tax and other services specifically described by the committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.
The committee operates under a written charter originally adopted by the Board on February 4, 2004, as amended, which can be found on our website under “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it by making a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
All members of the committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that Mr. Prather and Mr. Merchant are “audit committee financial experts” for purposes of SEC rules. During the fall of 2020 the committee conducted its annual self-evaluation in order to assess its effectiveness, and at its December 2020 meeting the committee members discussed the results of its self-evaluation process.
The committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board have established, oversees compliance with legal and regulatory requirements by the company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance.

2021 NOTICE OF MEETING AND PROXY STATEMENT
As part of its oversight of our financial statements, the committee has:
•
reviewed and discussed our audited financial statements for the year ended December 31, 2020, and the financial statements for the three years ended December 31, 2020, with management and Ernst & Young LLP, our independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the committee on independence, and has discussed with Ernst & Young LLP its independence.

The committee also has considered whether the provision by Ernst & Young LLP of non-audit services described under Our Independent Registered Public Accounting Firm above is compatible with maintaining Ernst & Young LLP’s independence.
The committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the adequacy and effectiveness of the company’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting. In addressing the quality of management’s accounting judgments, members of the committee asked for management’s representations that our audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In performing these functions, the committee acts in an oversight capacity. In its oversight role, the committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of our annual financial statements with generally accepted accounting principles.
In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
Audit Committee:
Robert Prather, Chairman
Alvin Bowles
Fazal Merchant
Christine Pantoya

2021 NOTICE OF MEETING AND PROXY STATEMENT
Submitting Stockholder Proposals and Nominations for 2022 Annual Meeting
Stockholder Proposals
If you would like to submit a proposal for inclusion in our proxy statement for the 2022 annual meeting under SEC Rule 14a-8, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 8, 2021 and otherwise comply with the requirements of Rule 14a-8.
If you want to bring business before the 2022 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8 (excluding director nominations, which are discussed below under Nominations of Board Candidates), our Bylaws require that you deliver a notice in proper written form (and provide all information required by our Bylaws) to our Secretary by February 12, 2022, but not before January 13, 2022 (or, if the annual meeting is called for a date that is not within 30 days of May 13, 2022, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs). If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting, and your business will not be transacted at that meeting.
Nominations of Board Candidates
If you wish to nominate an individual to serve as a director, our Bylaws require that you deliver timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Secretary upon written request), the proposed nominee’s written consent to nomination and the additional information as set forth in our Bylaws.
For a stockholder’s notice to the Secretary to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices: (a) in the case of a nomination to be voted on at an annual meeting, by February 12, 2022, but not before January 13, 2022 (or, if the annual meeting is called for a date that is not within 30 days of May 13, 2022, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs); and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that the nomination was defective, and the defective nomination shall be disregarded.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Discretionary Voting of Proxies on Other Matters
We do not intend to bring any proposals to the Annual Meeting other than Proposals 1, 2 and 3. As noted above, our Bylaws require stockholders to give advance notice of any proposal intended to be presented at an annual meeting. The deadline for this notice has passed, and we did not receive any such notice made in compliance with our Bylaws. If any other matter properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
Instructions for Attending the Annual Meeting Virtually
We intend to conduct the Annual Meeting both in-person and online via live webcast. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the meeting entirely online (i.e., a virtual-only meeting), depending on public health recommendations or guidelines in effect at the time of the Annual Meeting. We will issue a press release announcing any changes to the Annual Meeting, and we will also announce any changes on our proxy website, located at http://ir.rymanhp.com/proxy. We encourage you to check this website in advance if you plan to attend the Annual Meeting in person.
To participate in the Annual Meeting virtually, visit www.virtualshareholdermeeting.com/RHP2021 and enter the control number included on your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. eastern time on May 13, 2021. The Annual Meeting will begin promptly at 11:00 a.m. eastern time.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Chrome and Safari) and devices (including computers, tablets and cell phones) running the most updated version of applicable software. Participants should ensure that they have a reliable WiFi connection whenever they intend to participate in the Annual Meeting. Participants should allow time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:00 a.m. eastern time on April 12, 2021, until 11:59 p.m. eastern time on April 19, 2021, by logging into www.proxyvote.com and entering your control number included on your proxy materials. Once past the login screen, click on “Question for Management”, type in your question and click “Submit”. In addition, www.proxyvote.com will re-open for questions beginning at 8:30 a.m. eastern time on May 10, 2021 until 11:59 p.m. eastern time on May 12, 2021. If you would like to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/RHP2021, type your question into the “Ask a Question” field and click “Submit”.
Questions pertinent to meeting matters will be answered during the question and answer period immediately following the formal business portion of the Annual Meeting. In order to give as many shareholders as possible the opportunity to ask questions, each stockholder will be limited to one question. Questions regarding personal matters, such as employment or service-related issues, or other matters not deemed pertinent to meeting matters or otherwise suitable for discussion at the meeting (in the discretion of the presiding officer at the meeting) will not be answered. Any questions suitable for discussion at the meeting that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at http://ir.rymanhp.com/proxy. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until two weeks after posting.
By Order of the Board of Directors,

Scott J. Lynn, Secretary
Nashville, Tennessee
April 7, 2021

2021 NOTICE OF MEETING AND PROXY STATEMENT
Appendix A
Reconciliation of Non-GAAP Financial
Measures to GAAP Measures
Reconciliation of FFO(1) Available to Common Shareholders and Unit Holders
and Adjusted FFO Available to Common Shareholders and Unit Holders
to Net Income
(in thousands, except per share data)
	Twelve Months Ended December 31,
	2020	2019
Net income (loss)	$(460,821)	$128,294
Noncontrolling interest in consolidated joint venture	42,474	17,500
Net income (loss) available to common shareholders and unit holders	$(418,347)	$145,794
Depreciation & amortization	214,933	213,690
Adjustments for noncontrolling interest	(33,213)	(34,538)
Pro rata adjustments from joint ventures	50	—
FFO available to common shareholders and unit holders	$(236,577)	$324,946
Right-of-use asset amortization	149	157
Non-cash lease expense	4,474	4,910
Pension settlement charge	1,740	1,904
Credit loss on held-to-maturity securities	32,784	—
Gain on other assets	(1,161)	(4)
Write-off of deferred financing costs	281	3,079
Amortization of deferred financing costs	7,948	7,662
Amortization of debt premiums	(267)	(66)
Loss on extinguishment of debt	—	494
Adjustments for noncontrolling interest	(932)	(1,282)
Transaction costs on acquisitions	15,437	417
Deferred tax expense	26,526	14,414
Adjusted FFO available to common shareholders and unit holders	$(149,598)	$356,631
Capital expenditures(2)	(17,341)	(73,909)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capital)	$(166,939)	$282,722
Basic net income (loss) per share	$(7.59)	$2.82
Diluted net income (loss) per share	$(7.59)	$2.81
FFO available to common shareholders and unit holders per basic share/unit	$(4.29)	$6.30
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$(2.71)	$6.91
FFO available to common shareholders per diluted share/unit	$(4.29)	$6.25
Adjusted FFO available to common shareholders per diluted share/unit	$(2.71)	$6.86
(1)
We calculate FFO, which definition is clarified by the National Associaiton of Real Estate Investment Trusts (“NAREIT”) in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;
•	impairment charges that do not meet the NAREIT definition above;
•	write-offs of deferred financing costs;

2021 NOTICE OF MEETING AND PROXY STATEMENT
•	amortization of debt discounts or premiums and amortization of deferred financing costs;
•	(gains) losses on extinguishment of debt;
•	non-cash lease expense;
•	credit loss on held-to-maturity securities;
•	pension settlement charges;
•	additional pro rata adjustments from joint ventures;
•	(gains) losses on other assets;
•	transaction costs on acquisitions;
•	deferred income tax expense (benefit); and
•	any other adjustments we have identified herein.
To calculate adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.
Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted FFO available to common shareholders and unit holders includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition. The 2020 presentation has been used for the 2019 period. Beginning in the third quarter of 2020, we refer to unit holders in these measures, reflecting outstanding OP units issued to noncontrolling interests for the first time during third quarter 2020.
We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after taking into account the impact of our capital structure.
(2)
Represents furniture, fixtures and equipment reserve for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended.

2021 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Consolidated Adjusted EBITDAre(1) to Net Income
(in thousands)
	Twelve Months Ended December 31,
	2020	2019
Consolidated
Revenue	$524,475	$1,604,566
Net income (loss)	$(460,821)	$128,294
Interest expense, net	108,479	119,851
Provision for income taxes	27,084	18,475
Depreciation and amortization	215,082	213,847
(Gain) loss on disposal of assets	(1,154)	1
Pro rata EBITDAre from unconsolidated joint ventures	48	(11)
EBITDAre	(111,282)	480,457
Preopening costs	1,665	3,122
Non-cash lease expense	4,474	4,910
Equity-based compensation expense	8,732	7,833
Pension settlement charge	1,740	1,904
Credit loss on held-to-maturity securities	32,784	—
Interest income on Gaylord National & Gaylord Rockies bonds	6,171	10,272
Loss on extinguishment of debt	—	494
Transaction costs of acquisitions	15,437	417
Pro rata adjusted EBITDAre from unconsolidated joint ventures	—	1,121
Adjusted EBITDAre	$(40,279)	$510,530
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	(3,989)	(31,138)
Consolidated Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$(44,268)	$479,392
(1)
We calculate EBITDAre, which is defined by NAREIT in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus, to the extent the following adjustments occurred during the periods presented:

•	preopening costs;
•	non-cash lease expense;
•	equity-based compensation expense;
•	impairment charges that do not meet the NAREIT definition above;
•	credit losses on held-to-maturity securities;
•	any transaction costs of acquisitions;
•	interest income on bonds;
•	loss on extinguishment of debt;
•	pension settlement charges;
•	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
•	any other adjustments we have identified herein.
We then exclude the pro rata share of Adjusted EBITDAre related to noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture.
We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture to evaluate our operating performance. We believe that the presentation of these non-GAAP measures provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP financial measures, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture provides useful information to investors regarding our operating performance and debt leverage metrics. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted EBITDAre includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition. The 2020 presentation has been used for the 2019 period.

SCAN TO
VIEW MATERIALS & VOTE

RYMAN HOSPITALITY PROPERTIES, INC.
ONE GAYLORD DRIVE
NASHVILLE, TN 37214

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/RHP2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D30033-P48769 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYMAN HOSPITALITY PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Rachna Bhasin	☐	☐	☐
1b. Alvin Bowles Jr.	☐	☐	☐
1c. Christian Brickman	☐	☐	☐
1d. Fazal Merchant	☐	☐	☐
1e. Patrick Moore	☐	☐	☐
1f. Christine Pantoya	☐	☐	☐
1g. Robert Prather, Jr.	☐	☐	☐
1h. Colin Reed	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D30034-P48769

RYMAN HOSPITALITY PROPERTIES, INC.
Annual Meeting of Stockholders
May 13, 2021 11:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Colin Reed, Robert Prather, Jr. and Scott Lynn, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ryman Hospitality Properties, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M. Eastern Time on May 13, 2021 at the Gaylord Palms Resort & Convention Center, 6000 W. Osceola Parkway, Kissimmee, Florida 34746 (or an alternative place or solely by means of remote communication), and any adjournment or postponement thereof. Stockholder(s) may also attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2021. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

As a result of the ongoing COVID-19 situation, we may decide to hold the Annual Meeting of Stockholders solely by means of remote communication, or hold the Annual Meeting of Stockholders in a different location or impose additional procedures or limitations on attendees of the Annual Meeting of Stockholders, depending on public health and safety concerns and recommendations that public health officials may issue in light of the ongoing COVID-19 situation. We will announce any such updates on our proxy website (http://ir.rymanhp.com/proxy), and will issue a press release in the event that we elect to hold the Annual Meeting of Stockholders solely by means of remote communication, and we encourage you to check this website prior to the Annual Meeting of Stockholders if you plan to attend in-person. Stockholders may attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2021.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also provides voting instructions for shares held by Lincoln Financial Group, the Trustee for the Company's 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received. This card should be voted by 11:59 P.M. Eastern Time on May 11, 2021, for the Trustee to vote the plan shares.

Continued and to be signed on reverse side